Exhibit 6.70

D·R·HORTON®
America's Builder

HOME PURCHASE AGREEMENT

In consideration of the reciprocal covenants stated herein, **D.R. Horton, Inc.** ("*Seller*") and **Arrived Fund Manager, LLC** (collectively, "*Purchaser*") agree as follows:

1. CONVEYANCE. Seller shall sell to Purchaser and Purchaser shall purchase from Seller all that certain parcel or tract of land located in **BRADLEY** County, Tennessee, with a street address of **4006 Wendell Road NE, CLEVELAND, TN 37323**, more particularly described as Lot **0001**, **Powell Meadows** (the "*Lot*"), together with all improvements thereon and all appurtenances thereto collectively referred to as the "*Property*."

2. PURCHASE PRICE AND METHOD OF PAYMENT. Subject to adjustment as may be provided herein, the Purchase Price for the Property shall be: **Three Hundred Thousand and 00/100 Dollars ($300,000.00)** to be paid in cash as provided herein. The following is a breakdown of the Purchase Price as of the Effective Date (defined in Section 19 below):

Base Price	**$311,990.00**
Plus Lot Premium	**+ $5,000.00**
Plus Options Selected To Date	**+ $8,990.00**
Minus Option Incentive	**$ 0.00**
Sales Price Adjustment	**<$25,980.00>**
Total Purchase Price	**$300,000.00**

Purchaser acknowledges that the Special Discount shown above shall be provided to Purchaser as a credit against the Purchase Price only if Purchaser complies all of the terms and conditions of this Agreement and that such Special Discount shall be forfeited by Purchaser if Purchaser breaches the Agreement in any respect. Purchaser further acknowledges that the above-stated Incentives are subject to the terms and conditions (including, without limitation, closing deadlines) set forth in Seller's marketing materials pertaining to such Incentives.

The terms of the subsection (a or b) checked below shall also apply.

⦿ **a. No Financing Contingency.**

Purchaser shall pay to Seller the Purchase Price in cash at Closing (See Section 16 below). Within three (3) business days of the Effective Date, Purchaser shall provide documentation to Seller that will verify to Seller's reasonable satisfaction that Purchaser has the available funds necessary to purchase the Property according to the terms of this Agreement. If Purchaser does not provide such documentation to Seller within that time period, then Seller may at its option terminate this Agreement by providing written notice to Purchaser of termination, in which event Seller shall retain the Earnest Money (see Section 4 below) and neither party shall have any further obligation or liability to the other hereunder.

○ **b. Financing Contingency**

(1) Purchaser shall use its best efforts to obtain a loan (the "*Loan*") in the principal amount of no more than 0% of the Purchase Price, reduced to the next lowest hundred dollars, to be secured by a first priority mortgage on the Property. The proceeds of the Loan, together with the balance of the Purchase Price, shall be paid to Seller by Purchaser in cash or other immediately available funds at Closing.

(2) Purchaser shall apply for the Loan within three (3) business days after the Effective Date. **Failure by Purchaser to**

apply for the Loan within that time-period or to pursue approval of the Loan diligently thereafter shall constitute a material breach of this Agreement by Purchaser. Within seven (7) days after the Effective Date, Purchaser shall provide Seller with written evidence from Purchaser's lender confirming that Purchaser has been prequalified for the Loan (the "Prequalification Letter"). Within twenty-one (21) days of the Effective Date, Purchaser shall provide Seller with a letter from Purchaser's lender confirming that the Loan has been conditionally approved (the "Conditional Approval Letter"). Within thirty (30) days after the Effective Date, Purchaser shall provide Seller with a letter from Purchaser's lender confirming that the Loan has been fully and finally approved, with no conditions or contingencies (the "Final Approval Letter"). If Purchaser fails to provide the Prequalification Letter, Conditional Approval Letter or the Final Approval Letter to Seller by the respective deadlines stated above, then Seller, at Seller's option, may terminate this Agreement upon written notice to Purchaser, in which event the Earnest Money shall be refunded to Purchaser if Purchaser is not in breach of this Agreement, and thereafter neither party shall have any further liability or obligation to the other hereunder.

(3) Purchaser acknowledges that there are many different loan programs available from many different lenders. If the loan approval obtained by Purchaser contains any contingencies, Seller may require the satisfaction of those contingencies within the time period specified for obtaining the Final Approval Letter and terminate this Agreement if those contingencies are not waived or satisfied within that time; in which event, the Earnest Money shall be refunded to Purchaser, and neither party shall thereafter have any further liability or obligation to the other hereunder.

(4) Purchaser understands and acknowledges that certain loan/credit approvals are only valid for up to one hundred twenty (120) days. Purchaser shall update loan/credit approval documentation as needed in order to maintain current loan approval up until the date of closing. Purchaser agrees to execute all papers and perform all other actions necessary to obtain the Loan and to accept the Loan if approved by lender. Purchaser shall, in addition to the payment of principal and interest upon the Loan, pay at Closing such amounts as may be required by the lender to establish or maintain an escrow for insurance, property taxes or private mortgage insurance.

(5) **FOR FHA/VA LOANS ONLY:**

(i) **FHA Amendatory Clause.** If Purchaser applies for and obtains a commitment for an FHA-insured loan, then, notwithstanding any other provisions of this Agreement, Purchaser shall not be obligated to complete the purchase of the Property or to incur any penalty, by forfeiture of earnest money or any other deposit, or otherwise, unless Purchaser has been given, in accordance with HUD/FHA requirements, a written statement by the Federal Housing Commissioner or a Direct Endorsement lender setting forth the appraised value of the Property of not less than $300,000.00. Purchaser shall have the privilege and option of proceeding with consummation of the Agreement without regard to the amount of the appraised valuation. The appraised valuation is arrived at to determine the maximum mortgage the Department of Housing and Urban Development will insure. HUD does not warrant the value or condition of the Property. Purchaser should satisfy himself/herself that the price and condition of the Property are acceptable.

(ii) **Escape Clause for VA Loans:** It is expressly agreed that, if Purchaser applies for and obtains a commitment for a VA-guaranteed mortgage loan, then, notwithstanding any other provisions of the Agreement, Purchaser shall not incur any penalty, by forfeiture of earnest money or any other deposit, or otherwise, nor shall Purchaser be obligated to complete the purchase of the Property if the Purchase Price or cost exceeds the reasonable value of the Property established by the Department of Veterans Affairs. Purchaser shall, however, have the privilege and option of proceeding with the consummation of the Agreement without regard to the amount of the reasonable value established by the Department of Veterans Affairs (Authority: 38 U.S.C. 501, 3703(c)(1)).

(iii) **Additional Funding:** Purchaser agrees that, should Purchaser elect to complete the purchase of the Property at an amount in excess of the appraised value, Purchaser shall pay such excess amount in cash from a source Purchaser agrees to disclose to the FHA or VA (as applicable) and that Purchaser represents will not be from borrowed funds, except as approved by the FHA or VA (as applicable).

3. RESERVED.

4. DEPOSITS.

a. Earnest Money. The parties hereby acknowledge that, as of the Effective Date, Purchaser has deposited with Seller or Seller's designated escrow agent earnest money in the amount shown below (the "*Initial Deposit*"). Purchaser shall deposit with Seller or Seller's designated escrow agent additional earnest money in the amounts shown below by the due dates shown below (the "*Additional Deposits*"). Failure by Purchaser to deliver any Additional Deposit(s) by the applicable due date shall constitute a material breach of this Agreement by Purchaser. The Initial Deposit and any Additional Deposits deposited by Purchaser are hereinafter referred to as the "*Earnest Money*," both individually and collectively. Upon execution of the Agreement by Seller, the Earnest Money shall be deposited and held in trust in a separate account. The schedule of Earnest Money deposits shall be as follows:

Earnest Deposits					
Due Date	Collection Date	Payment Type	Check Number	Deposit Amount	Collection Amount
09/25/2025				$15,000.00	$15,000.00
	09/25/2025	Check	8675309		$15,000.00
			Total	**$15,000.00**	**$15,000.00**

b. Disbursement. At Closing, the Earnest Money shall be credited to Purchaser against the Purchase Price; otherwise, the Earnest Money shall be disbursed as provided herein. If any dispute arises between Purchaser and Seller as to the final disposition of all or part of the Earnest Money, Seller may, but shall not be required to, interplead all or any disputed part of the Earnest Money into a court of competent jurisdiction. If Seller interpleads the Earnest Money into a court, Seller shall be entitled to recover the costs of such interpleader, including reasonable attorney's fees incurred in connection with the interpleader, from the Earnest Money.

c. Deposits of VA Borrowers.

i. Purchaser Notice Regarding Mortgage Loan. Purchaser hereby represents that it [*SELECT ONE*] ○ DOES / ◉ DOES NOT intend to apply for and obtain a mortgage loan guaranteed by the U.S. Department of Veterans Affairs (a "*VA Loan*") to purchase the Property. **IF PURCHASER DOES NOT CURRENTLY INTEND TO OBTAIN A VA LOAN, BUT LATER DECIDES TO OBTAIN A VA LOAN, PURCHASER SHALL PROMPTLY NOTIFY SELLER IN WRITING**.

ii. Trust Account; Disbursement. Notwithstanding any other provision of this Agreement, if Purchaser obtains a VA Loan, then the Earnest Money, Option Money (hereinafter defined), and all other sums deposited by Purchaser pursuant to this Agreement (collectively, the "*Deposits*") shall be deposited in a trust account that is safeguarded from the claims of creditors of Seller until the Deposits are (A) disbursed at Closing or (B) otherwise applied or disbursed in accordance with the terms of this Agreement.

5. SURVEY. Seller makes no warranty or representation whatsoever regarding any matter that would be shown or revealed by an accurate survey of the Property. Purchaser acknowledges this disclaimer by Seller of any warranty or representation regarding matters of survey, and hereby elects as follows (CHECK APPLICABLE OPTION):

◉ **No Survey** – Purchaser elects not to obtain a current plat of survey of the Property, and Purchaser shall not be charged for a survey at Closing. Purchaser acknowledges that any title insurance policy issued in favor of Purchaser may contain an exception from coverage for all matters that would be revealed by a current survey of the Property.

○ **Survey** – Purchaser elects to obtain a current plat of survey of the Property. As an accommodation to Purchaser, at Closing Seller shall provide Purchaser with a plat of survey of the Property performed by an independent, licensed surveyor for the benefit of Purchaser, showing all structures and other improvements located on the Property as of the date of the survey. The survey shall be suitable for use by Purchaser to obtain title insurance for the Property without the standard exception for matters that would be shown or revealed by a current survey of the Property. Purchaser shall be responsible for the cost of the survey (not to exceed One Thousand and Four Hundred Dollars ($1,400)) and shall pay such cost at Closing. Seller may advance the cost of the survey for Purchaser, in which event Purchaser shall reimburse Seller at Closing. Seller makes no warranty or representation whatsoever regarding the quality, accuracy or reliability of any survey of the Property obtained for the benefit Purchaser pursuant to this subsection, and Purchaser shall look solely to the surveyor for same.

6. WARRANTY OF TITLE. Seller shall convey insurable fee simple title in and to the Property to Purchaser at Closing by special warranty deed (the "*Deed*"), subject to: (a) zoning ordinances affecting the Property; (b) utility, drainage and other easements, deed restrictions or other conditions or restrictions of record upon which do not prevent use or enjoyment of the Lot or the House constructed thereon; (c) subdivision covenants, conditions and restrictions; (d) all matters shown on the final plat for the subdivision where the Property is located; (e) all prior conveyances of all rights, titles and interests to all oil, gas, water, petroleum, natural gas, coal, lignite and other minerals and hydrocarbons, and all geothermal energy and resources, located in whole or in part on, in or under the Lot and/or that may be produced or extracted from the Lot; and (f) any matters that would be shown or revealed by a current survey of the Lot. As used in this Agreement, "insurable fee simple title" shall mean title which a title insurance company licensed to do business in Tennessee will insure at its regular rates, subject only to its standard exceptions and those exceptions listed in subsections (a) through (e) above.

7. TITLE EXAMINATION. Purchaser shall have until ten (10) days prior to the Closing Date (as defined in Section 16 below) to examine title to the Property and to furnish Seller with a written statement of any exceptions to insurable title. If Purchaser does not serve Seller with notice of exception to insurable title prior to that date, Purchaser shall have waived any objection to title to the Property as it existed as of the Effective Date. If Purchaser does serve such notice on Seller prior to that date, the notice shall specify and itemize the exceptions to insurable title. If Seller does not remove any exceptions to insurable title within a reasonable time, Purchaser shall have the right to terminate this Agreement and to receive a refund of the Earnest Money and Option Money, if any, deposited with Seller or Seller's designated escrow agent. Under no circumstances shall Seller be obligated or required to remove or cure any exception to title to the Property that is a permissible exception to insurable title as defined in Section 6 above.

8. DESTRUCTION. If the home built on the Lot (the "*House*") is either totally destroyed or substantially damaged (as determined by Seller in its sole discretion) before Closing, either party may terminate this Agreement by written notice to the other within ten (10) days after the date of such destruction. From and after the Closing (see Section 16 below), all risk of loss to the Property shall be upon Purchaser.

9. INSPECTION.

a. Procedure. Prior to Closing, Seller shall have the right to deny access to the Lot to any person at any time, as Seller determines in its sole discretion. However, Purchaser or a professional home inspector contracted by Purchaser shall have the right to enter upon the Property at reasonable times during normal business hours for the purpose of inspecting, examining, testing and surveying the Property, solely at Purchaser's expense, provided that any such inspection must meet the following requirements and conditions (collectively, "*Inspections*"):

(1) Inspections by Purchaser:

(a) All Inspections by Purchaser must be scheduled through the sales representative for the Subdivision. These Inspections must be scheduled at least seven (7) days in advance, must take place during normal working hours (Mon. – Fri. 8:00AM to 4:00PM) and must be in accordance with Seller's production schedule.

(b) Seller or its appointed representative shall have the right to accompany Purchaser during the Inspections.

(2) Inspections by an independent professional home inspector:

(a) All Inspections by a professional home inspector must be scheduled through the Community Construction Superintendent at least seven (7) days in advance and must take place during normal working hours (Mon. – Fri. 8:00AM to 4:00PM). All requests for appointments to conduct an Inspection shall be subject to the Community Construction Superintendent's production schedule. NO INSPECTIONS WILL BE ALLOWED THAT HAVE NOT BEEN SCHEDULED WITH THE COMMUNITY CONSTRUCTION SUPERINTENDENT AT LEAST SEVEN (7) DAYS IN ADVANCE. SELLER WILL NOT DELAY CONSTRUCTION OR CLOSING TO ACCOMMODATE INSPECTIONS.

(b) Seller or its appointed representative shall have the right to accompany the home inspector during the Inspection.

(c) The home inspector must maintain all business licenses required by state and local law and must be: (i) either a licensed professional engineer, or (ii) a full-time home inspector and a member of the American Society of Home Inspectors, Inc. Furthermore, if the home inspector intends to use a drone at any time on or around the Property, the home inspector must be licensed by the Federal Aviation Administration to operate the drone. The home inspector must provide the Community Construction Superintendent with proof of all licenses and certifications required by this subsection (c) prior to, and as a requirement for, making an appointment for the Inspection.

(d) The home inspector must furnish Seller with proof that the home inspector has: (i) worker's compensation insurance in accordance with applicable law; (ii) errors and omissions insurance with coverage of no less than $300,000 per occurrence; (iii) general liability insurance with coverage of no less than $300,000.00 per occurrence; and (iv) if the home inspector intends to use a drone at any time on or around the Property, aviation liability insurance with coverage of no less than $1,000,000.00 per occurrence. The home inspector must provide the Community Construction Superintendent with proof of all insurance coverages required by this subsection (d) prior to, and as a requirement for, making an appointment for the Inspection.

Failure by Purchaser to follow the procedures set forth in this subsection shall constitute a material breach of this Agreement.

Unauthorized entry onto the Lot by Purchaser, its agents or contractors shall constitute a material breach of this Agreement.

THE CLOSING SHALL NOT BE DELAYED DUE TO PURCHASER'S FAILURE TO SCHEDULE AND CONDUCT ALL INSPECTIONS SUFFICIENTLY IN ADVANCE OF CLOSING TO ALLOW SELLER TO ADDRESS ISSUES, IF ANY, IDENTIFIED BY THE INSPECTIONS.

b. **Purchaser's Indemnity**. Purchaser assumes all responsibility for the acts of Purchaser, Purchaser's agents, contractors or representatives in exercising Purchaser's rights under this Section, and shall indemnify and hold Seller harmless, to the extent permitted by applicable law, from any loss or expense Seller may suffer as a result of any claim or damage which arises directly or indirectly out of Purchaser's exercise of its rights under this Section. Notwithstanding any other provision herein, Purchaser's indemnity of Seller pursuant to this Section shall survive Closing and the termination of this Agreement for any reason.

c. **Inspection Results**. In the event any inspection by Purchaser or its agents or contractors reveals a purported defect in the Property, Purchaser shall provide Seller with written notice of the claim of defect. If a professional home inspection was performed, Purchaser shall provide Seller, within 48 hours of Purchaser's receipt, a true and complete copy of any report produced by the home inspector. If Seller determines the claim of defect is valid, Seller shall correct or repair the defect. If Seller determines the claim of defect is not valid, Seller shall notify the Purchaser of that determination within thirty (30) days of receipt of the written notice of claim of defect. Notwithstanding any other provision herein, Seller shall not be required to correct or repair any defect in construction that does not constitute a violation of: (1) the building code of the governing jurisdiction in which the Property is located, or (2) the building guidelines and standards of the provider of the Limited Warranty pursuant to Section 14(a) below.

d. **Walkthrough; Punch List**: Prior to Closing, Seller and Purchaser will meet at the Property to conduct a walkthrough inspection and orientation, in accordance with Seller's standard practices (the "*Initial Walkthrough*"). At the conclusion of the Initial Walkthrough, Purchaser and Seller shall prepare and sign a written list of items on the Property that the parties agree should be corrected, repaired or replaced (hereinafter, the "*Punch List*"). Seller shall thereafter correct, repair or replace the items listed on the Punch List. Under no circumstances shall Seller be required to correct, repair or replace any items on or of the Property that are not listed on the Punch List signed by Seller. Within a reasonable amount of time after the Initial Walkthrough but prior to Closing, Seller and Purchaser shall meet at the Property to conduct a second walkthrough inspection (the "*Final Walkthrough*") in order to confirm which items on the Punch List have been corrected, repaired or replaced. At the conclusion of the Final Walkthrough, the parties will prepare and sign an updated Punch List reflecting the current status of each item thereon. Seller's obligation to correct, repair or replace any items that are listed on the Punch List shall survive Closing. UNDER NO CIRCUMSTANCES SHALL CLOSING BE DELAYED DUE TO SELLER'S FAILURE TO COMMENCE OR COMPLETE CORRECTION, REPAIR OR REPLACEMENT OF ANY ITEMS ON A PUNCH LIST. UNDER NO CIRCUMSTANCES SHALL FUNDS BE ESCROWED AT CLOSING TO COVER THE COST OF CORRECTION, REPAIR OR REPLACEMENT OF ANY ITEMS ON A PUNCH LIST.

10. REAL ESTATE BROKER AND COMMISSION. SELLER IS A LICENSED REAL ESTATE FIRM IN THE STATE OF TENNESSEE. Purchaser acknowledges that all sales agents of Seller with whom Purchaser has had or will have any communication or interaction regarding the purchase and sale of the Property are employees of Seller, and that these employees of Seller act on behalf of Seller only and have no professional, fiduciary or other duty whatsoever to Purchaser. Purchaser represents to Seller that Purchaser has not employed any real estate broker, agent or finder in connection with this Agreement, other than **Susanne Flynn**, an agent of **Flynn Realty** and (collectively, "*Co-Broker*"). Purchaser shall indemnify and hold Seller harmless from and against any and all liabilities, losses, costs, damages and expenses (including attorneys' fees and expenses and costs of litigation) that Seller may suffer or incur because of any claim by any broker, agent or finder, whether or not meritorious, for any compensation with regard to this transaction arising out of any acts or contracts of Purchaser, other than the Co-Broker named above. Notwithstanding any other provision herein, the provisions of this Section shall survive Closing or termination of this Agreement for any reason. Purchaser acknowledges that Purchaser previously received the Confirmation of Agency Status required under Tenn. Code Ann. § 62-13-405.

11. NO RELIANCE. Purchaser acknowledges that it has not relied upon the advice or representations, if any, of Seller or Seller's salespersons or other agents with regard to the legal and tax consequences of this Agreement or the terms and conditions of any proposed financing of the purchase of the Property. Purchaser acknowledges that if such matters are of concern to Purchaser, Purchaser must obtain independent, professional advice regarding them.

12. WOOD INFESTATION REPORT. At the time of Closing, Seller shall provide Purchaser with a letter or a soil treatment report from a pest-control company licensed in Tennessee certifying that the Lot has been treated within one (1) year of the date of Closing for subterranean termite infestation. If required by Purchaser's lender, Purchaser may obtain at Purchaser's own expense a Wood Infestation Report performed by a pest-inspection company licensed in Tennessee.

13. HAZARDOUS SUBSTANCES. Purchaser acknowledges that Seller makes no representation or warranty with respect to the presence or absence of toxic waste, radon, hazardous materials or other undesirable substances on the Property. SELLER HEREBY DISCLAIMS ANY LIABILITY OR RESPONSIBILITY FOR THE PRESENCE OF ANY SUCH SUBSTANCES IN, ON, UNDER OR ABOUT THE PROPERTY.

14. WARRANTIES AND DISCLAIMER.

a. **Ten-Year Limited Warranty**. Seller shall provide Buyer with a written, ten-year limited warranty on the House administered by Residential Warranty Corporation ("*RWC*") which shall be effective as of the Closing Date. The terms and conditions of, and exclusions from, the ten-year limited warranty shall be as set forth in that document published by RWC entitled, "LIMITED WARRANTY, 10 YEAR LIMITED WARRANTY FOR NEW HOMES," and referred to herein as the "*Limited Warranty*." At Closing, Seller shall deliver to Buyer the actual Limited Warranty for the House, to be validated by RWC after Closing.

b. Manufacturers' Warranties. At Closing, Seller shall assign to Purchaser all warranties, expressed or implied, which are given by the manufacturer of any appliance or product installed in the House.

c. Disclaimer and Limitation on Seller's Liability. THE LIMITED WARRANTY GIVEN TO PURCHASER BY SELLER PURSUANT TO SUBSECTION 14a ABOVE IS TO THE EXCLUSION OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, AND SELLER HEREBY DISCLAIMS ANY AND ALL SUCH OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF HABITABILITY, MERCHANTABIITY OR FITNESS FOR A PARTICULAR PURPOSE. IN ADDITION, SELLER MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER REGARDING THE PAST, PRESENT OR FUTURE CONDITION OR USE OF ANY LANDS OR AREAS SURROUNDING THE PROPERTY OR IN THE VICINITY OF THE PROPERTY. AFTER CLOSING, SELLER SHALL HAVE NO LIABILITY OR OBLIGATION TO PURCHASER OF ANY NATURE WHATSOEVER EXCEPT AS PROVIDED IN THIS SECTION 14 OF THIS AGREEMENT, IN SECTION 9(d) ABOVE AND IN SELLER'S DEED TO PURCHASER. EXCEPT AS OTHERWISE PROVIDED IN THE LIMITED WARRANTY, SELLER SHALL NOT BE LIABLE FOR ANY REASON, UNDER ANY CIRCUMSTANCES, TO PURCHASER OR ANYONE CLAIMING THROUGH PURCHASER FOR MONETARY DAMAGES OF ANY KIND, INCLUDING SECONDARY, CONSEQUENTIAL, PUNITIVE, GENERAL, SPECIAL, OR INDIRECT DAMAGES.

	JT	RP
	JT	RP
Initials	Buyer	Seller

15. MANDATORY BINDING ARBITRATION. PURCHASER AND SELLER SHALL SUBMIT TO BINDING ARBITRATION ANY AND ALL DISPUTES WHICH MAY ARISE BETWEEN THEM REGARDING THIS AGREEMENT AND/OR THE PROPERTY, INCLUDING BUT NOT LIMITED TO ANY DISPUTES REGARDING: (A) SELLER'S CONSTRUCTION AND DELIVERY OF THE HOUSE; (B) SELLER'S PERFORMANCE UNDER ANY PUNCH LIST OR INSPECTION AGREEMENT; AND (C) THE LIMITED WARRANTY PURSUANT TO SECTION 14 ABOVE. THE ARBITRATION SHALL TAKE PLACE IN THE COUNTY IN WHICH THE PROPERTY IS LOCATED. THE PROCEEDING SHALL BE CONDUCTED PURSUANT TO THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION, AND TO THE EXTENT POSSIBLE, UNDER RULES WHICH PROVIDE FOR AN EXPEDITED HEARING. THE FILING FEE FOR THE ARBITRATION SHALL BE PAID BY THE PARTY FILING THE ARBITRATION DEMAND, BUT THE ARBITRATOR SHALL HAVE THE RIGHT TO ASSESS OR ALLOCATE THE FILING FEES AND ANY OTHER COSTS OF THE ARBITRATION AS A PART OF THE ARBITRATOR'S FINAL ORDER. THE ARBITRATION SHALL BE BINDING AND FINAL, AND EITHER PARTY SHALL HAVE THE RIGHT TO SEEK JUDICIAL ENFORCEMENT OF THE ARBITRATION AWARD. NOTWITHSTANDING ANY OTHER PROVISION HEREIN, ANY DISPUTES ARISING UNDER THE LIMITED WARRANTY SHALL BE MEDIATED, ARBITRATED AND/OR JUDICIALLY RESOLVED PURSUANT TO THE TERMS, CONDITIONS, PROCEDURES AND RULES OF THAT WARRANTY PROGRAM. NOTWITHSTANDING THE FOREGOING, SELLER SHALL HAVE THE RIGHT TO INTERPLEAD ALL OR ANY PART OF THE EARNEST MONEY INTO A COURT OF COMPETENT JURISDICTION AS PROVIDED FOR IN SECTION 4 HEREIN. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN NINETY (90) DAYS OF THE DEMAND FOR ARBITRATION. NOTWITHSTANDING THE FOREGOING, THE ARBITRATION PROVISIONS OF THIS SUBSECTION (B) SHALL NOT APPLY IN THE EVENT THAT THE DISPUTE RELATES TO A DEFAULT BY THE SELLER UNDER SECTION 16(F) OF THIS AGREEMENT.

BY AFFIXING THEIR INITIALS HERETO, PURCHASER(S) ACKNOWLEDGE THAT THEY HAVE READ, UNDERSTAND, AND AGREE TO THE ARBITRATION PROVISION:

16. CLOSING. The following shall constitute the "*Closing*": (i) receipt by the settlement agent of all funds necessary to close the transaction, (ii) receipt by the settlement agent of the fully executed Deed for immediate recording in the office of the clerk of court or register of deeds, as applicable, (iii) execution of the Closing Disclosure by Purchaser, Seller and the settlement agent, and (iv) payment to Seller of the net proceeds of sale due to Seller. The date on which the Closing Disclosure is executed by all parties is referred to herein as the "*Closing Date*." Closing shall not be complete until Seller has received full payment of the Purchase Price. Keys to and possession of the Property will not be delivered to Purchaser until the Closing is complete. Closing shall be scheduled and conducted as follows:

a. Closing Date. The parties estimate that the Closing will take place on or before **9-25-2026**. Seller shall notify Purchaser of the final date and time of Closing at least three (3) business days in advance. Purchaser's failure to close on the final closing date set by Seller shall constitute a material breach of this Agreement by Purchaser. In addition to and without waiving any rights and remedies which Seller shall have pursuant to Section 18 below, Seller, at Seller's option, may extend the Closing Date; provided that Seller shall retain the right to terminate this Agreement and to retain Purchaser's Earnest Money and option money (if any) at any time prior to actual Closing. Subject only to the provisions of Section 27 below, Closing shall occur no later than that date which is two (2) years after the date that Purchaser signs this Agreement. If the Closing has not occurred by or before that date which is two (2) years after the date that Purchaser signs this Agreement, this Agreement shall automatically terminate.

b. Exchange at Closing. At Closing, Seller shall deliver to Purchaser the Deed for the Property, a certificate of occupancy for the house located on the Property issued by the applicable governmental authority, and, if applicable, a certificate of final approval by the FHA or VA. At Closing, Purchaser shall pay to Seller the Purchase Price in full.

c. Place of Closing. Closing shall take place at the office of a closing agent to be selected by Purchaser in Tennessee, or at such other place as the parties may agree in advance. The closing agent selected by Purchaser must handle the entire Closing, including both seller and purchaser sides of the Closing, and including, without limitation, preparation of the Deed, preparation and filing of the notice of completion, and preparation of all other necessary or customary closing documents.

d. Closing Costs. At Closing, Seller shall pay for preparation of the Deed and the preparation and filing of the notice of completion. Except as may be prohibited by FHA or VA regulations, Purchaser shall pay for all other costs related to the Closing, including but not limited to any property transfer tax imposed by the State of Tennessee, the cost of any title search and title policy premiums, and all costs incurred by Purchaser in financing its purchase of the Property.

e. Prorations. All real property taxes for the current year, homeowner association dues and assessments for the current assessment period (but not homeowner association capital assessments due at or after the Closing) and hazard insurances premiums (if applicable), shall be prorated as of the Closing Date, using the most accurate information available on the Closing Date.

f. Completion of House. If the House is not Complete at the time that the Purchaser signs this Agreement, Seller shall Complete the House within 2 years after the date that the Purchaser signs this Agreement, subject to extensions for circumstances reasonably beyond Seller's control as determined by Tennessee law. For purposes of this subsection (f), "Complete" means that the House is ready for occupancy by Purchaser, has all necessary and customary utilities extended to it, and a certificate of occupancy has been issued. Notwithstanding any provision in this Agreement to the contrary, including but not limited to Section 18(b), nothing herein shall limit Purchaser's remedies if Seller defaults under this subsection (f).

17. UTILITIES AND PERSONAL PROPERTY. Purchaser shall transfer all utilities into Purchaser's name within three (3) business days after Closing. Purchaser shall not move any personal property onto the Property prior to Closing.

18. DEFAULT; REMEDIES. The remedies specified below shall be the sole and exclusive remedies available to the parties in the event of breach of this Agreement prior to Closing or termination of this Contract, and shall be to the exclusion of all other remedies at law or in equity.

a. Purchaser's Default. If Purchaser defaults on any of its obligations hereunder prior to Closing or termination of this Contract, Seller's sole and exclusive remedy shall be to terminate this Agreement by written notice to Purchaser; whereupon, Seller shall retain all Earnest Money and Option Money (if any) deposited by Purchaser as liquidated damages. Thereafter, neither party

shall have any further liability or obligation to the other hereunder.

b. Seller's Default. If Seller defaults on any of its obligations hereunder prior to Closing or termination of this Contract, Purchaser's sole and exclusive remedy shall be either: (a) to terminate this Agreement by written notice to Seller, whereupon Purchaser shall be entitled to recover all Earnest Money and Option Money (if any) deposited by Purchaser, or (b) to seek specific performance of this Agreement by serving written notice of default on Seller and by instituting mandatory binding arbitration of Purchaser's claim of default and demand for specific performance in accordance with Section 15 above. Notwithstanding the foregoing, nothing in this subsection (b) shall limit the Purchaser's remedies in the event that Seller defaults under Section 16(f) of this Agreement.

c. Post-Closing and Post-Termination Remedies. Notwithstanding subsections a and b above, from and after the Closing or any termination of this Contract, each party shall have the right to pursue its actual (but not consequential or punitive) damages against the other party for breach of any covenant or agreement contained herein that expressly survives the Closing or termination of this Contract.

19. TIME/DATE. The Effective Date of this Agreement shall be the date of signing of this Agreement by Seller. **Time is of the essence** as to the occurrence of all events, the satisfaction of all conditions and the performance of all obligations hereunder.

20. RESTRICTIVE COVENANTS; HOMEOWNERS ASSOCIATION. Purchaser acknowledges receipt of a copy of that certain declaration of covenants, conditions and restrictions for **Powell Meadows** Subdivision, together with all amendments thereto (collectively, the "*Declaration*"). Purchaser acknowledges that the Property is subject to the Declaration and that, upon purchase of the Property, Purchaser shall personally be subject to all the provisions of the Declaration, including but not limited to provisions requiring membership in and payment of assessments to any homeowners association for the Subdivision (the "*Association*"). Purchaser further acknowledges that the current regular assessment due to the Association is $ 350.00 Yearly. Purchaser acknowledges that, in addition to the regular assessment, Purchaser shall be required to pay the following fees at Closing: (A) an initial fee or assessment to the Association in the amount of $ 500.00, and (B) an administrative or processing fee charged by the Association's management company in the amount of $0.00. PURCHASER FURTHER ACKNOWLEDGES THAT THE DECLARATION MAY BE AMENDED FROM TIME TO TIME AS PROVIDED THEREIN, AND THAT THE AMOUNTS TO BE PAID BY PURCHASER TO THE ASSOCIATION ARE SUBJECT TO CHANGE AT ANY TIME. The Lot ⦿ IS / ○ IS NOT located within a planned unit development as defined in Tenn. Code Ann. § 66-5-213.

21. SUCCESSORS AND ASSIGNS; INTERPRETATION. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their heirs, successors, administrators, executors and assigns. Purchaser shall not have the right to assign Purchaser's interest in this Agreement. As required by context herein, the singular shall include the plural, and the neuter shall include the masculine and the feminine.

22. ENTIRE AGREEMENT; AMENDMENT. This document contains the sole and entire agreement between the parties hereto with regard to the Property. All prior discussions have been merged into this Agreement. No representation, statement, promise or inducement shall be binding upon either party hereto unless specifically stated in this Agreement. This Agreement may not be modified except by a writing signed by both parties.

23. SEVERABILITY. If any provision of this Agreement shall be declared invalid or unenforceable by laws applicable thereto, or unenforceable as to certain parties, then the performance of such provision shall be excused by the parties hereto and the remaining provisions of this Agreement shall remain in full force and effect.

24. NO-WAIVER. Any failure or delay of Purchaser or Seller to enforce any term of this Agreement shall not constitute a waiver of such term, it being explicitly agreed that such a waiver must be specifically stated in a writing delivered to the other party in compliance with Section 28 below. Any such waiver by Purchaser or Seller shall not be deemed to be a waiver of any other breach or of a subsequent breach of the same or any other term.

25. ADDENDA AND EXHIBITS.

a. Addenda. The following Addenda are attached hereto and incorporated herein:

☑ (1) Addendum 1, BRICA
☑ (2) Addendum 2, SELECT ONE:

- ☑ New Construction
- ☐ New Construction (*Express Homes*)
- ☐ Construction in Progress
- ☐ Construction Completed

- ☑ Addendum 3, Current Residence Contingency Addendum
- ☑ Addendum 4, Co-Broker Addendum
- ☐ Addendum 5, Alternative Incentive Addendum
- ☑ Addendum 6, Special Stipulations
- ☐ Addendum 7, Model House
- ☑ Addendum 8, Disclosure of Impact Fees or Adequate Facilities Taxes
- ☑ USAA Member Addendum
- ☑ Subdivision-specific addenda

b. Exhibits. The following Exhibits are attached hereto and incorporated herein:

(1) Exhibit A, Home Options
(2) Exhibit B, Tennessee Residential Property Condition Exemption Notification
(3) Exhibit C, Stages of Construction matrix
(4) Exhibit D, Included Features

26. NOTICE. Except when specifically provided otherwise herein, any notices required to be given hereunder must be in writing. Notice shall be deemed delivered upon receipt or refusal if deposited in the United States Mail, Certified Mail, Return Receipt Requested, postage prepaid, properly addressed to the party to be served. Notice shall also be deemed given if delivered to the address for service of notice shown below by Federal Express, UPS or other nationally recognized overnight carrier service, with no signature or receipt required. Notice to Purchaser also shall be deemed given if delivered to the email address for service of notice shown under Purchaser's signature. Each party warrants that its correct mailing address for service of notice is shown below. Purchaser warrants that its correct telephone number and email address are shown below. A party may change its address for service of notice by giving the other party written notice of the change of address.

27. EXCUSED DELAYS. Notwithstanding any other provision herein, if Seller is delayed in performing any of its obligations hereunder or meeting any specified completion dates by labor disputes, fire, delays in deliveries, adverse weather conditions, unanticipated damage to or destruction of the Property, governmental controls or moratoria, acts of God or any other causes beyond Seller's reasonable control, then the time-period specified herein for performance of such obligation and/or meeting such completion date shall be extended a sufficient number of working days to enable and allow Seller to perform and/or complete the obligation. Notwithstanding the foregoing, nothing in this Section 27 shall be construed as limiting the Seller's obligations under Section 16(f) of this Agreement.

28. OFFER. This instrument shall be regarded as an offer by the first party to sign until fully executed by both parties, at which time it shall become binding on both parties.

29. ELECTRONIC SIGNATURES AND TRANSMISSIONS. This Agreement may be executed by electronic means via DocuSign. Such signatures shall be deemed to constitute originals for all purposes hereunder. In addition, if either party transmits executed documents in electronic format via facsimile or email, then the other party may rely upon such documents as if they were executed originals.

30. FAIR HOUSING AND EQUAL OPPORTUNITY. The Property is being sold without regard to race, color, sex, religion, disability, marital status, familial status, sexual orientation, age, ancestry or national origin.

WHEN SIGNED BY BOTH PARTIES, THIS DOCUMENT WILL BECOME A BINDING CONTRACT IMPOSING LEGALLY ENFORCEABLE OBLIGATIONS UPON YOU. SELLER'S SALES REPRESENTATIVE DOES NOT HAVE AUTHORITY TO EXECUTE THIS CONTRACT ON BEHALF OF SELLER OR OTHERWISE BIND SELLER. IF YOU DO NOT FULLY UNDERSTAND THIS DOCUMENT OR IF YOU DO NOT FEEL IT MEETS YOUR NEEDS, YOU SHOULD CONSULT A TENNESSEE REAL ESTATE ATTORNEY BEFORE SIGNING IT.

IN WITNESS WHEREOF, the parties hereto have executed this Home Purchase Agreement on the dates indicated below.

PURCHASER:

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (Sep 26, 2025 08:08:36 PDT)

Sep 26, 2025

Buyer: Arrived Fund Manager, LLC Date

Purchaser's Current Mailing Address:
1 West Mountain Street
Fayetteville, Arkansas 72701
US
Purchaser's Home Phone:
Mobile Phone: [redacted]
Work Phone:
Purchaser's Email: acquisitions@arrived.com

Co-Buyer's Current Mailing Address:
,
Co-Buyer's Home Phone:
Mobile Phone:
Work Phone:
Co-Buyer's Email:

SELLER:

D.R. Horton, Inc.

Robert Perry
Robert Perry (Sep 30, 2025 09:43:58 EDT)

Sep 30, 2025

Robert Perry
Officer
Date

Seller's Address:
1210 Premier Drive
Suite 130
Chattanooga, TN 37421

For Internal Purposes Only:
Seller's Sales Representative:

Shalee R Purin
Shalee R Purin (Sep 25, 2025 23:16:33 EDT)

Sep 25, 2025

Sales Rep: Shalee Renee Purin Date

D·R·HORTON®
America's Builder

ADDENDUM 1
BUILDER'S REFERRAL INCENTIVES AND CONTRIBUTIONS ADDENDUM

This **ADDENDUM** is attached to and made a part of that Home Purchase Agreement between **D.R. Horton, Inc.**, as Seller, and **Arrived Fund Manager, LLC**, as Purchaser (the "Purchase Agreement"), regarding that parcel of real estate located in **BRADLEY** County, Tennessee, briefly described as Lot **0001**, **Powell Meadows**, and referred to in the Purchase Agreement as the "Lot." All terms defined in the main text of the Purchase Agreement shall have the same meanings when used in this Addendum. This Addendum, together with the Purchase Agreement, constitutes the sole and entire agreement between Seller and Purchaser with regard to any incentives, allowances, adjustments, credits, discounts, rebates or other contributions of any kind or amount (collectively, the "Referral Incentives and Contributions") made, or to be made, by Seller to Purchaser in connection with Seller's referral of Purchaser to SELLER'S PREFERRED MORTGAGE LENDER(S) DESCRIBED BELOW ("PREFERRED LENDER"), and there are no agreements regarding such Referral Incentives and Contributions, whether written or unwritten, expressed or implied, between the parties except as set forth in this Addendum. In the event of any conflict between the terms and provisions of this Addendum and the terms and provisions of the main text of the Purchase Agreement, the terms and provisions of this Addendum shall control.

Purchaser acknowledges receipt of that document entitled "Notice of Seller's Business Affiliations" (the "Affiliation Notice"), and Purchaser confirms its understanding that Seller has an affiliation with DHI Mortgage Company, Ltd. ("DHI Mortgage") and that Purchaser is not required to use this affiliated company or any Preferred Lender (described below) as a condition of Purchaser's purchase of the Property. The parties state, acknowledge and agree as follows:

1. Seller shall provide for the benefit of Purchaser the Referral Incentives and Contributions listed in Section 2 below, **provided that** Purchaser chooses to use PREFERRED LENDER to finance the purchase of the Property and **provided that each and all of the following occur**:

   a. Purchaser applies to PREFERRED LENDER for a mortgage loan to finance the purchase of the Property within the timeframe required under Section 2(b) of this Purchase Agreement;

   b. Purchaser's loan application is approved by PREFERRED LENDER, and PREFERRED LENDER actually funds the loan and finances the purchase of the Property; and

   c. Purchaser closes on the purchase of the Property on or before the final date and time for Closing set by Seller pursuant to subsection 16a of the Purchase Agreement.

2. Provided that all the above conditions are satisfied and met in a timely manner, Purchaser shall be entitled to a contribution from Seller towards Purchaser's closing costs in an amount up to **$8,000.00**. This contribution, up to the applicable limit, shall be applied against closing costs actually charged to Purchaser, in the following order (as applicable): Temporary Buydowns (if applicable), Origination Charge, Origination Fee, Processing Fee, Upfront Unfinanced Mortgage Insurance (Conventional Financing Only), Discount Points (if applicable).

If any of the maximum amount of contribution remains unapplied after payment of all of the above listed closing costs, then the remainder shall be applied against other usual and customary closing costs actually charged to Purchaser by other settlement service providers. Notwithstanding the foregoing: (i) any contribution by Seller to Purchaser's closing costs shall be subject to Purchaser's loan program and any lender guidelines or restrictions, (ii) no portion of the maximum amount of contribution may be applied as a credit to, or in partial payment of, the Purchase Price of the Property or disbursed to Purchaser, and (iii) any unapplied portion of the maximum amount of contribution shall be forfeited by Purchaser.

3. Preferred Lender. The preferred lender relating to this Builder's Referral Incentive and Contributions Addendum is DHI Mortgage. More information regarding DHI Mortgage is available at: www.dhimortgage.com.

Purchaser's decision to use any lender other than PREFERRED LENDER will not affect any concessions, incentives or discounts offered by Seller for the purchase of the Property other than the closing cost contributions described in Section 2 above.

IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ AND REVIEWED THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATE SHOWN BELOW.

Purchaser:

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (Sep 26, 2025 08:08:36 PDT)
Buyer: Arrived Fund Manager, LLC

Sep 26, 2025
Date

Seller:
D.R. Horton, Inc.

Robert Perry
Robert Perry (Sep 30, 2025 09:43:58 EDT)
Robert Perry
Officer

Sep 30, 2025
Date

ADDENDUM 2
NEW CONSTRUCTION

This Addendum is attached to and made a part of that Home Purchase Agreement (the "*Agreement*") between **Arrived Fund Manager, LLC**, as Purchaser, and **D.R. Horton, Inc.**, as Seller, regarding that parcel of land located in **BRADLEY** County, **BRADLEY**, briefly described as Lot **0001**, **Powell Meadows** Subdivision and referred to in the Agreement as the "Lot." All terms defined in the main text of the Agreement shall have the same meanings when used in this Addendum. Purchaser and Seller further agree as follows:

1. CONSTRUCTION OF HOUSE. Prior to Closing, Seller shall construct **a** ⦿ single-family detached / ○ townhouse residence (the "*House*") on the Lot. Seller shall not be required to commence construction of the House unless and until: (a) the Loan has been approved by Purchaser's lender to Seller's satisfaction (if Financing Contingency is selected in Section 2(b) of the Agreement); (b) Purchaser has paid all amounts then due to Purchaser's lender and to Seller; (c) all contingencies to Purchaser's performance hereunder have been satisfied or removed to Seller's satisfaction; and (d) Purchaser has completed its selection of all colors and options for the House.

2. HOUSE PLAN. Seller shall construct the House according to the **Belhaven** Plan, Elevation **K**, including those options and features listed on Exhibit A to this Agreement, ⦿ on a slab / ○ over a basement (the "*Base Plan*"). Seller's obligation to construct the House shall be contingent on Seller's ability: (a) to place the House on the Lot without obtaining variances from any set-backs or other dimensional requirements, and (b) to construct the House on the Lot without incurring abnormal costs for foundation, slab or structural support walls. If Seller determines that either of these contingencies cannot be satisfied to Seller's satisfaction, then Seller may terminate this Agreement upon written notice to Purchaser, in which event the Earnest Money and the Option Money (if any) shall be refunded to Purchaser. Seller shall determine the placement and orientation of the House on the Lot in Seller's sole discretion. Purchaser acknowledges that the House shall be handmade and unique, and that although the House shall be based on the Base Plan, variations from the Base Plan will occur. Seller shall not be responsible for such variations from the Base Plan. Purchaser also acknowledges that brochures, collateral and marketing materials, models and displays used by Seller's sales agents are for general illustrative purposes only, and are not to be relied upon as representations of actual locations, dimensions, specifications or finished products. Subject only to the provisions of 9.d and 14 of this Agreement, Closing shall constitute acceptance of the House by Purchaser AS BUILT, and Purchaser hereby waives any right to object to any variation in construction from the Base Plan after Closing. Purchaser further acknowledges and agrees that Seller may remove or retain any trees and other vegetation currently existing on the Property if, in Seller's sole discretion, Seller determines that such removal or retention is necessary or desirable in connection with the development of the Property or the Subdivision.

3. HEATING AND AIR CONDITIONING. The House shall be adequately and efficiently heated and air-conditioned with equipment having at least the minimum specifications for the House as established by Load Calculations, Manual J and applicable Construction Codes. The clothes dryer shall vent to the outside.

4. INSULATION. Insulation shall be installed in the House to at least the following minimum standards**:** (a) exterior walls, excluding exterior garage walls, to be insulated with BATT insulation to a thickness of 3 5/8 inches which will, according to the manufacturer, yield an R-value of 13; (b) ceilings below attic areas to be insulated with BLOWN insulation to a thickness of 13 inches which will, according to the manufacturer, yield an R-value of 30; (c) vaulted ceilings to be insulated with BATT insulation to a thickness of 6 1/4 inches which will, according to the manufacturer, yield an R-value of 19; and (d) floor overhangs to be insulated with BATT insulation to a thickness of 3 5/8 inches which will, according to the manufacturer, yield an R-value of 13.

5. SELECTION MEETING; OPTION MONEY. Following the execution of this Agreement, the parties will meet at Seller's sales office to select and confirm all options to be included in the construction of the House, including all colors and finishes (the "*Selections Meeting*"). At the conclusion of the Selections Meeting, Seller and Purchaser shall execute an amendment to this Agreement which shall specify all options chosen by Purchaser at the Selections Meeting and any corresponding change to the Purchase Price (the "*Selections Amendment*"). If the total cost of all options chosen by Purchaser at the Selections Meeting exceeds **Ten Thousand Dollars and 00/100 ($10,000.00)**, then Purchaser shall pay to Seller, at the time of execution of the Selections Amendment, the full amount of that excess as "Option Money." Such payment, and any and all future payments made by Purchaser for options or upgrades in advance of Closing, are collectively referred to in this Agreement as "*Option Money*." Option Money paid to Seller shall not be held in escrow, and shall be nonrefundable to Purchaser, except in the event of material breach of this Agreement by Seller or as otherwise provided in this Agreement. At Closing, all Option Money previously paid to Seller shall be credited to Purchaser against the Purchase Price. Failure by Seller to install an option shall not constitute a breach of this Agreement by Seller, and Purchaser shall have no rights or remedies resulting from such failure except the right to a credit at Closing. Any such omission shall not invalidate this Agreement, constitute a breach of its terms or give rise to any claim for damages against Seller.

6. CHANGES. Purchaser acknowledges that all selections of and changes to options for the House will be subject to the Stages of Construction exhibit attached to the Agreement. Seller shall not be required to allow any changes to the House after the execution of the Selections Amendment. If Purchaser requests a change in the House and Seller agrees to the change, Purchaser shall pay to Seller a Change Fee in the amount of Two Hundred Fifty Dollars ($250.00) for each such change at the time the request is approved by Seller. Any Change Fee paid shall be nonrefundable and shall not be credited against the Purchase Price. Any changes shall not be effective unless evidenced by a written amendment to this Agreement. At the time of execution of that amendment, Purchaser shall pay to the Seller the total increase in the Purchase Price resulting from the changes as additional Option Money.

7. COMPLETION. Subject to the contingencies stated herein, Seller shall complete construction of the House prior to Closing. Seller shall construct the House according to all applicable governmental codes and regulations. Seller reserves the right to substitute materials or items to be used in the construction of the House with materials or items of equal or comparable value. Construction of the House shall be deemed complete when a certificate of occupancy is issued for the House by the applicable governmental authority. Seller shall deliver the completed House to Purchaser at Closing in "broom-clean" condition, ready to occupy. The House and Lot shall be free of all trash and debris.

8. PURCHASER'S INQUIRIES. Purchaser shall direct all inquiries and questions to Seller's on-site associate. The on-site associate will provide Purchaser with timely responses; however, the associate does not and shall not have authority to change the terms of this Agreement in any manner. This Agreement may be changed or modified only by a written amendment duly executed by both Purchaser and Seller. Purchaser acknowledges that Seller's sales associates, superintendents, closing staff, warranty staff and other employees **do not** have authority to modify this Agreement. Only an authorized corporate officer of Seller may modify this Agreement on Seller's behalf.

IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ AND REVIEWED THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATES SHOWN BELOW.

PURCHASER:

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (Sep 26, 2025 08:08:36 PDT)

Sep 26, 2025

Buyer: Arrived Fund Manager, LLC — Date

SELLER:

D.R. Horton, Inc.

Robert Perry
Robert Perry (Sep 30, 2025 09:43:58 EDT)

Sep 30, 2025

Robert Perry — Date

Officer

For Internal Purposes Only:

Seller's Sales Representative:

Shalee R Purin
Shalee R Purin (Sep 25, 2025 23:16:33 EDT)

Sep 25, 2025

Sales Rep: Shalee Renee Purin — Date

ADDENDUM 3
CURRENT RESIDENCE CONTINGENCY

This Addendum is attached to and made a part of that Home Purchase Agreement (the "*Agreement*") between **Arrived Fund Manager, LLC**, as Purchaser, and **D.R. Horton, Inc.** as Seller, regarding that parcel of land located in **BRADLEY** County, **TN**, briefly described as Lot **0001**, **Powell Meadows**, and referred to in the Agreement as the "*Lot*." All terms defined in the main text of the Agreement shall have the same meanings when used in this Addendum. Purchaser and Seller further agree as follows:

1. CONTINGENCY. The subsection checked below shall apply:

⦿ **a. No Contingency.** Purchaser agrees and acknowledge that Purchaser's performance of its obligations under this Agreement shall not be contingent upon the sale of Purchaser's current or former residence or any other property

○ **b. Contingency to Close Sale of Current Residence.** Purchaser's performance of its obligations under this Agreement shall be contingent upon the closing of Purchaser's sale of certain real property owned by Purchaser identified below (the "*Current Residence*"). The contingency described in the foregoing sentence is referred to in this Addendum as the "*Contingency*." In the event the Contingency is not satisfied or waived in writing by Purchaser on or before the deadline stated below (the "*Contingency Deadline*"), either party may terminate this Agreement upon written notice to the other. In such event, the Earnest Money shall be refunded to Purchaser, the Option Money, if any, shall be retained by Seller, and neither party shall have any further liability or obligation to the other hereunder.

Current Residence: _______________,

__________, ____,

Contingency Deadline: **11/24/2025**

2. PURCHASER'S WARRANTIES. If Section 1(b) above is checked, Purchaser represents and warrants as follows:

a. Purchaser warrants that the Current Residence is currently listed for sale (or will be listed within 5 business days of the Effective Date) with a reputable real estate brokerage licensed to do business in the state and county in which it is located, and that the Current Residence is listed by that brokerage firm in the authorized multiple listing service used by real estate agencies in the community in which it is located. Purchaser warrants that it shall maintain these listings of the Current Residence until it is sold or this Agreement is terminated.

b. Purchaser warrants that there ☐**IS** / ☑**IS NOT** a fully executed contract currently in effect for the sale of Purchaser's Current Residence.

c. Purchaser warrants that, except for the Contingency, this Agreement is not contingent upon the closing of a sale of any property owned by Purchaser and that, at the time of Closing, Purchaser will have sufficient cash available (together with the Loan) to complete the purchase of the Property contemplated in the Agreement. In the event the Purchaser does not have sufficient cash available at Closing or cannot obtain financing without closing on the sale of another property, Seller may terminate this Agreement upon written notice to Purchaser. In such event, Seller shall retain the Earnest Money and the Option Money, if any, and thereafter neither party shall have any further liability or obligation to the other hereunder.

3. EXPIRATION OF CONTINGENCY. Notwithstanding any other provision herein, if this Agreement has not been previously terminated, the Contingency shall automatically expire on the date that is ten (10) days after the Contingency Deadline and thereafter shall not be a condition to Purchaser's obligation to close on the purchase of the Property. FROM AND AFTER THAT DATE, PURCHASER SHALL NOT HAVE THE RIGHT TO TERMINATE THIS AGREEMENT FOR FAILURE OF THE CONTINGENCY TO BE MET OR SATISFIED.

4. TERMINATION BY SELLER. Purchaser acknowledges that Seller shall continue to market the Property so long as the Contingency remains in effect. If Seller receives a bona fide offer to purchase the Property from a third party during such period, then Seller shall notify Purchaser that it has received such offer. Purchaser shall then have forty-eight (48) hours from receipt of such

notice to notify Seller that Purchaser waives the contingency to Purchaser's performance stated in this Addendum, in which event the contingency shall become void and have no further force or effect. If Purchaser does not so notify Seller within that time period, then Seller may terminate this Agreement upon written notice to Purchaser, in which event Seller shall refund all Earnest Money to Purchaser, Seller shall retain all Option Money, if any, and thereafter neither party shall have any further liability or obligation to the other under this Agreement.

5. CONFLICT. In the event of any conflict between the terms and provisions of the main text of this Agreement and the terms and provisions of this Addendum, the terms and provisions of this Addendum shall control.

Purchaser:

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (Sep 26, 2025 08:08:36 PDT) Sep 26, 2025

Buyer: Arrived Fund Manager, LLC Date

Seller:
D.R. Horton, Inc.

Robert Perry
Robert Perry (Sep 30, 2025 09:43:58 EDT) Sep 30, 2025

Robert Perry Date

Officer

Sales Rep:

Shalee R Purin
Shalee R Purin (Sep 25, 2025 23:16:33 EDT) Sep 25, 2025

Sales Rep: Shalee Renee Purin Date

ADDENDUM 4
CO-BROKER ADDENDUM / COMMISSION AGREEMENT

Seller:	**D.R. Horton, Inc.**
Purchaser(s):	**Arrived Fund Manager, LLC**
Property:	**4006 Wendell Road NE, CLEVELAND, TN 37323**
	Lot **0001**, Block/Phase , **Powell Meadows** Subdivision
Real Estate Agency:	**Flynn Realty**
Sales Agent:	**Susanne Flynn**
Real Estate Broker:	
Agency Address:	**1057 Avery Trace Circle, Hendersonville, Tennessee 37075**

This Co-Broker Addendum / Commission Agreement ("*Addendum*") is being provided pursuant to the Home Purchase Agreement ("*Agreement*") by and between Seller and Purchaser, for the purchase and sale of the above-referenced Property. Capitalized terms not otherwise defined herein shall have the same means as ascribed to them in the Agreement. If any term or condition of this Addendum conflicts with any term or condition of the Agreement, the terms and conditions of this Addendum shall prevail.

1. **Commission**. Purchaser hereby identifies and designates the above named Sales Agent, Real Estate Broker and Real Estate Agency, collectively, as "Co-Broker," as provided in Section 10 of the Agreement. Subject to the terms and provisions of the Agreement and this Addendum, and provided that Closing actually occurs, Seller will pay to Co-Broker a real estate sales commission at Closing in the percent of **2.50%** (the "*Commission*"). For the purposes of this Addendum, the term "Commission" is intended to include all commissions, incentives and bonuses, if any, to be received by Co-Broker in connection with the purchase and sale of the Property pursuant to the Agreement. No commission of any kind shall be earned or due unless and until Closing occurs. Co-broker's Commission shall be subject to limitations, if any, on total broker commission imposed by Purchaser's lender. The Commission must be paid at Closing and must be shown on the closing disclosure. Co-Broker acknowledges and agrees that no payment by Co-Broker or any other party of any portion of the Commission shall be made directly to, or indirectly on behalf of, Purchaser or any other interested and/or related party, and that no part of the Commission will be used to pay Purchaser costs associated with the purchase and sale of the Property. **NOTWITHSTANDING THE FOREGOING, IN NO EVENT WILL SELLER PAY A COMMISSION IN EXCESS OF THE MAXIMUM AMOUNT SET FORTH IN THE BUYER-BROKER AGREEMENT (AS DEFINED BELOW).**

2. **Bonus Commission**. The subsection checked below shall apply:

   ○ No bonus commission shall be due or paid.

   OR

   ⦿ If Closing occurs on or before , then, at Closing, the Co-Broker shall be paid an additional, bonus commission in the amount specified in the sub-subsection checked below:

   ☐**$0.00**

   AND/OR

   ☑**1%** of the Purchase Price.

3. **Buyer-Broker Agreement.** Co-Broker and Purchaser have entered into a written compensation agreement (the "Buyer-Broker Agreement"). Co-Broker hereby represents to Seller that, to the knowledge of Co-Broker, the Buyer Broker Agreement complies with all applicable real estate brokerage laws, rules and guidelines.

4. **Commissions are not set by law and are fully negotiable.**

5. **Certification Regarding Buyer Inducements**. With regard to the Commission (as defined in Addendum 4), Co-Broker hereby acknowledges and certifies that it WILL NOT pay to Purchaser all or any part of the Commission at Closing or give any other form of incentive to Purchaser to close the purchase transaction contemplated in the Agreement. Co-Broker acknowledges and agrees that no payment or other incentive by Co-Broker or any other party of any portion of the Commission will be made or given directly to, or indirectly on behalf of, Purchaser or any other interested and/or related party, and that no part of the Commission will be used to pay Purchaser costs associated with the purchase and sale of the Property. In the event that Co-Broker decides at a later date to pay any portion of the Commission to Purchaser or otherwise give Purchaser any incentive to close this purchase transaction, Co-Broker agrees to execute an amendment to the Agreement to disclose the terms of such shared commission or incentive in order to create transparency with regard to such incentive and how it affects the purchase transaction contemplated in the Agreement. Co-Broker acknowledges that Seller is relying on this Certification as verification of whether any payment of any portion of the Commission or other incentive to Purchaser is to be made or given in connection with this transaction.

6. **Real Estate Certification**. Purchaser, Seller, and Co-Broker involved in the sales transaction certify as follows:

   a. The terms and conditions of the Agreement are true, to the best of their knowledge and belief; and
   b. Any other agreement entered into by any parties in connection with the subject real estate transaction is part of, or attached to, the Agreement.

7. **Warranty of Authority**. The undersigned Sales Agent (or other person signing on behalf of Co-Broker) represents and warrants that he or she has the requisite authority to bind Co-Broker, including the above-named Real Estate Broker and Real Estate Agency as to all matters addressed in this Addendum and to modify any existing commission agreement with respect to the Agreement and under which Co-Broker may be entitled to receive a Commission.

SELLER:

D.R. Horton, Inc.

Robert Perry
Robert Perry (Sep 30, 2025 09:43:58 EDT) Sep 30, 2025

Robert Perry Date

Officer

For Internal Purposes Only:

SELLER'S SALES REP:

Shalee R Purin
Shalee R Purin (Sep 25, 2025 23:16:33 EDT) Sep 25, 2025

Sales Rep: Shalee Renee Purin Date

CO-BROKER:

Susanne Flynn (Sep 26, 2025 08:40:41 CDT) Sep 26, 2025

Broker Agent: Susanne Flynn Date

PURCHASER:

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (Sep 26, 2025 08:08:36 PDT) Sep 26, 2025

Buyer: Arrived Fund Manager, LLC Date

ADDENDUM 6
SPECIAL STIPULATIONS

This ADDENDUM is attached to and made a part of that Home Purchase Agreement by and between **D.R. Horton, Inc.**, as Seller, and **Arrived Fund Manager, LLC**, as Purchaser (the "Agreement"), regarding that certain parcel of real estate located in **BRADLEY** County, TN, briefly described as Lot **0001**, **Powell Meadows** Subdivision and referred to in the Agreement as the "Lot." All terms defined in the main text of the Agreement shall have the same meanings when used in this Addendum. In the event of any conflict between the terms or conditions of the Agreement and the terms or conditions of this Addendum, this Addendum shall control. Notwithstanding any other provision of the Agreement, Seller and Purchaser agree as follows:

1. "Purchaser acknowledges that Seller has no obligation to adjust the Purchase Price based upon the results of any appraisal of the Property, whether or not such appraisal is completed in connection with Purchaser's efforts to obtain a loan. Purchaser further acknowledges that (a) the value of any such appraisal may determine the maximum mortgage amount Purchaser will qualify for and (b) Purchaser may be required to increase the amount of any down payment to complete the Purchase of the Property if such appraisal does not equal or exceed the Purchase Price."

2. "Subject to the terms of subsection 2.b.(5) if Purchaser is obtaining a VA Loan, if the appraised value of the fully improved Property set forth in any appraisal completed by a qualified licensed appraiser within thirty (30) days prior to the Closing sets forth a value that does not equal or exceed the Purchase Price, Purchaser may, upon written notice to Seller within five (5) business days after receipt of such appraisal, terminate this Agreement and be refunded the Earnest Money."

3.If the Buyer chooses the Seller Interest Rate Incentive Promotion (Builder Forward Commitment) through DHI Mortgage, in addition to the incentive offered on the Builders Incentive Concession Addendum, Buyer shall be entitled to additional incentive up to a combined total amount of 2% of the purchase price of the home to be applied toward a permanent interest rate buydown of the Builder Forward Commitment. This home must close by 7-31-2025.

Seller to select closing date.

4.

IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ AND REVIEWED THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATES SHOWN BELOW.

PURCHASER:		**SELLER:** **D.R. Horton, Inc.**	
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (Sep 26, 2025 08:08:36 PDT)	Sep 26, 2025	Robert Perry Robert Perry (Sep 30, 2025 09:43:58 EDT)	Sep 30, 2025
Buyer: Arrived Fund Manager, LLC	Date	Robert Perry Officer	Date

ADDENDUM 8

Disclosure of Impact Fees or Adequate Facilities Taxes

This Addendum is attached and made part of that certain Home Purchase Agreement (the "Agreement") by and between **D.R. Horton, Inc.**, as Seller, and **Arrived Fund Manager, LLC**, as Purchaser, for the purchase and sale of Lot **0001** in **Powell Meadows** Subdivision (the "Property"). Capitalized terms not otherwise defined herein shall have the same meanings as ascribed to them in the Agreement.

1. In the event of any conflict between any terms or conditions set forth elsewhere in the Agreement and those set forth in this Addendum, the terms and conditions of this Addendum shall control.

2. In accordance with Tenn. Code Ann. § 66-5-211, Seller hereby discloses to Purchaser that, with respect to the Lot, Seller has paid to the applicable city or county **$0.00** in adequate facilities taxes and/or impact fees.

PURCHASER:

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (Sep 26, 2025 08:08:36 PDT)
Buyer: Arrived Fund Manager, LLC

Sep 26, 2025
Date

SELLER:

D.R. Horton, Inc.
Robert Perry
Robert Perry (Sep 30, 2025 09:43:58 EDT)
Robert Perry
Officer

Sep 30, 2025
Date

ADDENDUM REGARDING OWNER-OCCUPANCY

This Addendum is attached to and made a part of that Home Purchase Agreement (the "Agreement") between **Arrived Fund Manager, LLC**, as Purchaser, and **D.R. Horton, Inc.**, as Seller, regarding that parcel of land located in **BRADLEY** County, **TN**, briefly described as Lot **0001**, **Powell Meadows**, and referred to in the Agreement as the "Lot." All terms defined in the main text of the Agreement shall have the same meanings when used in this Addendum. Purchaser and Seller hereby agree as follows:

1. ○ Purchaser hereby represents and warrants the Property is to be owned and occupied as Purchaser's primary residence and not for investment purposes or rental. Purchaser acknowledges that any misrepresentation in this respect will be a material default of the Agreement entitling Seller to terminate the Agreement and retain the Earnest Money as liquidated damages. Purchaser agrees to provide verification or proof of the sale or transfer, or intention thereof, of Purchaser's existing residence to Seller within seven (7) calendar days of receipt of a written request from Seller.

OR

1. ◉ Purchaser hereby represents and warrants that the Property is to be purchased as an investment property. Purchaser acknowledges that Seller can, in its sole and absolute discretion, prohibit or limit the number of investor purchases in the Community, and if Seller determines that this Agreement exceeds the number of allowable investor purchases in the Community, Purchaser acknowledges that Seller may terminate the Agreement and return the Earnest Money to Purchaser and no cause of action shall accrue on behalf of Purchaser because of such termination.

2. In the event of any conflict between the terms and provisions of the main text of this Agreement and the terms and provisions of this Addendum, the terms and provisions of this Addendum shall control.

Purchaser:

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (Sep 26, 2025 08:08:36 PDT)

Sep 26, 2025

Buyer: Arrived Fund Manager, LLC Date

Seller:

D.R. Horton, Inc.

Robert Perry
Robert Perry (Sep 30, 2025 09:43:58 EDT)

Sep 30, 2025

Robert Perry
Officer
Date

For administrative purposes only:

Shalee R Purin
Shalee R Purin (Sep 25, 2025 23:16:33 EDT)

Sep 25, 2025

Sales Rep: Shalee Renee Purin Date

Community Code: ______ Lot # _______

Purchaser Last Name: _______________ / Community Name: _______________ / Lot #______ / Address: _________________________

Sales Rep: ______________________ / Date: ______________

ADDENDUM __
DISCLOSURE AND ACKNOWLEDGEMENT REGARDING BUFFER ZONE

This **ADDENDUM** is attached to and made a part of that HOME PURCHASE AGREEMENT (the "Agreement") between **D.R. Horton, Inc.**, as "Seller," and **Arrived Fund Manager, LLC**, as "Purchaser," regarding that parcel of real estate located in Bradley County, Tennessee (the "County"), briefly described as 0001, **Powell Meadows** (the "Subdivision"), and referred to in the Agreement as the "Lot" or "Property." All terms defined in the Agreement shall have the same meanings when used in this Addendum. Notwithstanding any other provision of the Agreement, Seller and Purchaser agree as follows:

1. In the event of a conflict between the terms and provisions of the Agreement and the terms and provisions of this Addendum, the terms and provisions of this Addendum shall control.

2. Seller has disclosed to Purchaser and Purchaser acknowledges the following:

   a. Seller is not the developer of Powell Meadows Subdivision (the "Subdivision"), and Seller is not responsible or obligated to Purchaser or to any other party for any part of the development of the Subdivision.

   b. A landscaped screening area approximately 35 feet in width (the "Buffer Zone") has been installed on that portion of the Subdivision located adjacent to property used for nonresidential purposes. The Buffer Zone is located in that area identified as "35' REAR SETBACK – THESE LOTS ONLY" on the Subdivision plat of record in Plat Book PB41, Page 94, in the Register's Office for Bradley County, Tennessee. Portions of the following lots in the Subdivision are located within the Buffer Zone: Lots 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, and 17.

   c. Purchaser shall maintain any and all trees, shrubs, and fencing within the Buffer Zone located on the Lot in good condition and repair, including, without limitation, replacing any trees, shrubs, or fencing that are in an unsightly condition or that have been permanently damaged in any way with materials of like kind, in accordance with Cleveland Municipal Planning Commission requirements and zoning regulations for the City of Cleveland, Tennessee and the County.

   d. Purchaser shall be responsible for notifying any subsequent purchaser(s) of the Lot of the Buffer Zone.

3. Except as stated in this Addendum, Seller, its officers, directors, employees, agents, parents, subsidiaries, affiliates, heirs, personal representatives, successors, and assigns (collectively, the "Seller Parties"), are not authorized to make, have not made, and do not make any warranties, representations, promises, or statements of any kind, whether written or oral, express or implied, with regard to the Buffer Zone or its effect upon the Subdivision or the Lot (collectively, the "Disclosed Matters"). In addition, Purchaser acknowledges that Seller has no duty to update, and will not update, this Addendum or the information contained in this Addendum.

4. **PURCHASER AND PURCHASER'S HEIRS, SUCCESSORS, ASSIGNS, AND LEGAL REPRESENTATIVES (COLLECTIVELY, THE "PURCHASER PARTIES") HEREBY RELEASE THE SELLER PARTIES FROM ANY CLAIMS, DEMANDS, LOSSES, COSTS, INJURIES, OR DAMAGES THAT THE PURCHASER PARTIES MAY HAVE OR INCUR THAT ARE IN ANY WAY RELATED TO THE DISCLOSED MATTERS. IT IS THE INTENT OF THE PURCHASER PARTIES TO FULLY RELEASE AND DISCHARGE THE SELLER PARTIES FROM ANY AND ALL LIABILITY RELATED TO THE EXISTENCE OF THE BUFFER ZONE AND ANY EFFECT IT MAY HAVE UPON THE SUBDIVISION AND/OR THE LOT.**

IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ AND REVIEWED THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATES SHOWN BELOW.

Purchaser:	**Seller:**
Arrived Fund Manager, LLC	**D.R. Horton, Inc.**
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (Sep 26, 2025 08:08:36 PDT) Sep 26, 2025	Robert Perry Robert Perry (Sep 30, 2025 09:43:58 EDT) Sep 30, 2025
Buyer: Arrived Fund Manager, LLC Date	Robert Perry D Officer

NOTICE OF SELLER'S BUSINESS AFFILIATIONS

TO:	Arrived Fund Manager, LLC [Homebuyer(s)]	**PROPERTY:**	4006 Wendell Road NE, CLEVELAND, TN 37323
FROM:	D.R. Horton, Inc. [Seller]	**DATE:**	September 25, 2025

This is to give you notice that the above referenced seller has a business relationship with:

DHI MORTGAGE COMPANY, LTD. LIMITED PARTNERSHIP
1431 Centerpoint Blvd. Suite 110
Knoxville, TN 37932

D.R. HORTON INSURANCE AGENCY INC.
1341 Horton Circle
Arlington, TX 76011

DHI MORTGAGE COMPANY, LTD. LIMITED PARTNERSHIP
1210 Premier Drive, Suite 115
Chattanooga, TN 37421

The nature of this business relationship is that these companies are corporate affiliates, each being 100% wholly owned by, or by a subsidiary of, the same parent corporation. Because of this relationship, this referral may provide seller a financial or other benefit.

Set forth below is the estimated charge or range of charges by each company for settlement services listed. You are **NOT** required to use these companies as a condition of your purchase of the property from seller or as a condition of your application for, or settlement of, a mortgage loan on the property in connection with your purchase. THERE ARE FREQUENTLY OTHER SETTLEMENT SERVICE PROVIDERS AVAILABLE WITH SIMILAR SERVICES. YOU ARE FREE TO SHOP AROUND TO DETERMINE THAT YOU ARE RECEIVING THE BEST SERVICES AND THE BEST RATE FOR THESE SERVICES.

DHI MORTGAGE COMPANY, LTD. LIMITED PARTNERSHIP	
Service	**Charge or Range**
Loan Origination Charge:	0% of Loan Amount plus $995.00
Loan Processing Fee:	$250.00
	An additional 1% of the Loan Amount may apply for certain Affordable Housing Loan Programs

Mortgage fees may vary depending upon whether the loan is originated or brokered by DHI Mortgage Company, Ltd. Limited Partnership.

NOTE: If you apply with DHI Mortgage Company, Ltd. Limited Partnership, a Loan Estimate of all settlement charges will be provided to you by DHI Mortgage Company, Ltd. Limited Partnership at or within three business days after loan application.

You may be entitled to additional builder discounts/credits paid by the seller to purchase multiple settlement services as set forth in the Builder's Incentive and Concessions Addendum to your purchase contract.

D. R. HORTON INSURANCE AGENCY, INC.
D.R. HORTON INSURANCE AGENCY, INC. is a licensed insurance agent that offers policies of property insurance as agent for one or more insurance companies qualified to transact insurance business in the State of Tennessee. You will be provided a separate proposal or quote of the terms and conditions of any policy of insurance offered by D.R. HORTON INSURANCE AGENCY, INC. in which you express an interest. For comparison purposes, the cost for a hazard insurance policy for a home valued at $300,000 with commonly selected coverage items and deductibles would range between: $200 and $3,883 per annum. The specific premium depends on various factors, including but not limited to, the value of the home, the location of the home, deductibles selected, and the amount of coverage selected. The quote will set out the estimated premium and other charges, or range of charges, by D.R. HORTON INSURANCE AGENCY, INC. for its insurance products or services.

ACKNOWLEDGMENT:
I/we have read this disclosure form and understand that seller is referring me/us to purchase the above-described settlement services from **DHI MORTGAGE COMPANY, LTD. LIMITED PARTNERSHIP,** and **D.R. HORTON INSURANCE AGENCY, INC.,** and may receive a financial or other benefit as the result of this referral.

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns — Sep 26, 2025
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (Sep 26, 2025 08:08:36 PDT)
Buyer: Arrived Fund Manager, LLC — Date

09/25/2025

Closing Disclosure Contact Information

Below is information intended to assist interested parties with the completion of the Closing Disclosure.

GENERAL INFORMATION

Buyer(s):	Arrived Fund Manager, LLC		
Subdivision:	Powell Meadows		
Lot Address:	4006 Wendell Road NE, CLEVELAND, TN 37323		
Buyer Home:			
Buyer Cell:	[redacted]		
Buyer Work:			
Buyer Email:	acquisitions@arrived.com		
Lot/Block:	0001/	**Builder Key:**	596230001
Total Price:	$300,000.00	**Ratify Date:**	

LENDER INFORMATION

Lender:	
Lender Agent:	(No lender agents found.)
Lender Agent Cell:	
Lender Agent Email:	

REAL ESTATE BROKER INFORMATION (BUYER)

Company Name:	Flynn Realty		
Company Address:	1057 Avery Trace Circle Hendersonville, Tennessee 37075		
Broker Officer:			
Broker Officer License:	264860	**Officer Email:**	
Agent Name:	Susanne Flynn		
Agent License:	238792		
Agent Email:	[redacted]		
Agent Cell:			
Agent Work:			
Agent Fax:			

REAL ESTATE BROKER INFORMATION (SELLER)

Company Name:	D.R. Horton, Inc.
Company Address:	1210 Premier DriveSuite 130 Chattanooga, TN 37421
Company License:	H-66418
Agent Name:	Shalee Renee Purin
Agent License:	
Agent Email:	[redacted]
Agent Cell:	
Agent Work:	

SELLER INFORMATION

Name:	D.R. Horton, Inc.
Address:	1210 Premier DriveSuite 130 Chattanooga, TN 37421

SETTLEMENT AGENT INFORMATION

Company Name:	BLUEPRINT TITLE
Company Address:	401 Church Street NASHVILLE, TN 37219
Agent Name:	TITLE, BLUEPRINT
Agent Email:	
Agent Cell:	[redacted]
Agent Work:	

09/25/2025

Agent Fax:

DISCLOSURE & ACKNOWLEDGEMENT OF LICENSEE STATUS

Pursuant to Tenn. Code Ann. § 62-13-405, D.R. Horton, Inc. hereby discloses that it is a licensed Real Estate Firm in the State of Tennessee and that Shalee Renee Purin, License Number , and all other sales agents employed by D.R. Horton, Inc. are licensed agents representing the Seller with respect to sales of homes in , in BRADLEY, TN, including the particular lot located at 4006 Wendell Road NE, CLEVELAND, TN 37323.

Any complaints alleging a violation or violations of Tenn. Code Ann. § 62-13-312 must be filed within the applicable statute of limitations for the violation as set forth in Tenn. Ann. Code § 62-13-313(e). Complaints should be filed with the Tennessee Real Estate Commission at 710 James Robertson Parkway, 3rd Floor, Nashville, Tennessee 37232, Phone [redacted]

The undersigned prospective buyer hereby acknowledges receipt of this Disclosure and acknowledges that all content of this Disclosure was verbally communicated to the undersigned prior to the preparation or presentation of any offer to sell or purchase real estate.

The undersigned prospective buyer confirms that he/she ⦿ **IS** / ○ **IS NOT** represented (*select one*) by a licensed agent.

If the undersigned prospective buyer is represented: The undersigned licensed agent hereby joins in the foregoing acknowledgements.

BUYER:

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (Sep 26, 2025 08:08:36 PDT)
Buyer: Arrived Fund Manager, LLC — Sep 26, 2025 — Date

SELLING REAL ESTATE FIRM:

D.R. Horton, Inc.
Robert Perry
Robert Perry (Sep 30, 2025 09:43:58 EDT)
Robert Perry
Officer
Sep 30, 2025 — Date

BUYER'S AGENT:

Susanne Flynn (Sep 26, 2025 08:40:41 CDT)
Broker Agent: Susanne Flynn — Sep 26, 2025 — Date

SELLER'S AGENT:

Shalee R Purin
Shalee R Purin (Sep 25, 2025 23:16:33 EDT)
Sales Rep: Shalee Renee Purin — Sep 25, 2025 — Date

D·R·HORTON America's Builder

EXHIBIT A
HOME OPTIONS

Seller will include in the House the following features and options selected by Purchaser (the "Initial Options") at the prices indicated below. Unless otherwise stated in this Agreement, payment for the Initial Options in the amount(s) stated below shall be made to Seller at Closing. In the event Seller omits the installation of any Initial Option in the House, Seller's responsibility shall be limited to a refund of the applicable price or allowance stated below. Any such omission shall not invalidate this Agreement, constitute a breach of its terms or give rise to any claim for damages against Seller. In the event any Initial Option or option selected by Purchaser at a later date is discontinued, Seller reserves the right to substitute an item or brand of equal value.

The Initial Options are as follows:

Selected Options

00 – Structural Options

Option #	Rev. #	Rev. Date	User	Qty.	
R0000035	0	09/25/2025	Shalee Renee Purin	1.0000	P

Color: **Location:**
STUDY/FLEX Room

Option #	Rev. #	Rev. Date	User	Qty.	
R0000105	0	09/25/2025	Shalee Renee Purin	1.0000	P

Color: **Location:**
8x10 Standard Patio Except Darwin - 8x15, Edmon - 8x15 Salem - 6x10'4" Bayshore- 8X12

Refer to the plans for covered patio sizing

Option #	Rev. #	Rev. Date	User	Qty.	
R0000HTG	0	09/25/2025	Shalee Renee Purin	1.0000	P

Color: **Location:**
EXPRESS SPECIFICATION

This option adds these features where applicable: 8' 1st Floor Ceiling Height Granite Countertops with 4" backsplash Garage door opener Knee wall on stairs

04 – Structured Wiring

Option #	Rev. #	Rev. Date	User	Qty.	
R0400020	0	09/25/2025	Shalee Renee Purin	1.0000	P

Color: **Location:**
HOME IS CONNECTED PACKAGE

13 – Plumbing

Option #	Rev. #	Rev. Date	User	Qty.	
R1300014	0	09/25/2025	Shalee Renee Purin	1.0000	P

Color: **Location:**
DOUBLE BOWL BA2 SINK - Express

Option #	Rev. #	Rev. Date	User	Qty.	
R1300019	0	09/25/2025	Shalee Renee Purin	1.0000	P

Color: **Location:**
DOUBLE BOWL SINK IN BATH 1

14 – HVAC

Option #	Rev. #	Rev. Date	User	Qty.	
ELE-HVAC	0	09/25/2025	Shalee Renee Purin	1.0000	P

Color: **Location:**
ELECTRIC HVAC

OPTION IS TO DEDUCT ITEMS WHEN ELECTRICAL FURNACE WILL BE INSTALLED IN THE MECHANICAL CLOSET

15 – Electrical

Option #	Rev. #	Rev. Date	User		Qty.	
R1500025	0	09/25/2025	Shalee Renee Purin		4.0000	P
Color:				**Location:** bd 1,2,3,4		
CEILING FAN PREWIRE						

25 – Appliances

Option #	Rev. #	Rev. Date	User		Qty.	
R2501025	0	09/25/2025	Shalee Renee Purin		1.0000	P
Color:				**Location:**		
WHIRLPOOL Electric SS Pkg Range Dishwasher OTR Microwave						
R2505125	0	09/25/2025	Shalee Renee Purin		1.0000	P
Color:				**Location:**		
WRS315SDHM - 25CF SIDE BY SIDEWHIRLPOOL S.S. REFRIGERATOR						

30 – Masonry

Option #	Rev. #	Rev. Date	User		Qty.	
MASREQ'D	0	09/25/2025	Shalee Renee Purin		1.0000	P
Color:				**Location:**		
MASONRY REQUIREMENT						

53 – Interior Paint/Trim

Option #	Rev. #	Rev. Date	User		Qty.	
FARMTRIM	0	09/25/2025	Shalee Renee Purin		1.0000	P
Color:				**Location:**		
FARMHOUSE TRIM PACKAGE						

56 – Window Treatments

Option #	Rev. #	Rev. Date	User		Qty.	
RBLINDS*	0	09/25/2025	Shalee Renee Purin		1.0000	P
Color:				**Location:**		
Blinds						

FL – Flooring

Option #	Rev. #	Rev. Date	User		Qty.	
R3831020	0	09/25/2025	Shalee Renee Purin		1.0000	P
Color:				**Location:**		
1st FLOOR FLOORING REVWOOD						
Note: This option adds Revwood flooring in all of the 1st floor living, 1st floor laundry and powder room areas. It does NOT include Revwood installed in any family / great rooms or 1st floor bedrooms.						
R3961020	0	09/25/2025	Shalee Renee Purin		1.0000	P
Color:				**Location:**		
FAMILY ROOM FLOORING REVWOOD- LVL 1						

Color Selections

97 – Color Options

Option #	Color	Rev. #	Rev. Date	User
Cabinet Color **Location:** **Notes:**	CANE SUGAR	0	09/25/2025	
Carpet Color **Location:** **Notes:**	REKINDLE - BIRDBATH | 749	0	09/25/2025	
EXTERIOR PACKAGE G1 Exterior Package G1 Vinyl Siding - Sterling Shake Siding - Weathered Gray Board/Batten - Harvard Slate Shutters - Black (Front Door to Match) Stone - Elkwood Gray-Weather Ledge/Weatheredge Brick - General Shale New Castle Gray **Location:** **Notes:**		0	09/25/2025	
Granite Countertop Color **Location:** **Notes:**	MEDITERRA LIGHT	0	09/25/2025	
REVWOOD COLOR **Location:** **Notes:**	NUTMEG CHESTNUT | 01	0	09/25/2025	
Vinyl Floor Color **Location:** **Notes:**	SAFARA|592	0	09/25/2025	

PURCHASER:

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (Sep 26, 2025 08:08:36 PDT)

Sep 26, 2025

Buyer: Arrived Fund Manager, LLC   Date

SELLER:
D.R. Horton, Inc.

Robert Perry
Robert Perry (Sep 30, 2025 09:43:58 EDT)
Robert Perry
Officer

Sep 30, 2025

Date

For Internal Purposes Only:

Shalee R Purin
Shalee R Purin (Sep 25, 2025 23:16:33 EDT)

Sep 25, 2025

Sales Rep: Shalee Renee Purin   Date

EXHIBIT B

TENNESSEE RESIDENTIAL PROPERTY CONDITION EXEMPTION NOTIFICATION

Property: Lot 0001, Block/Phase/Section , Subdivision

Purchaser: Arrived Fund Manager, LLC

Seller: D.R. Horton, Inc.

The undersigned Seller of the Property described above does hereby notify Purchaser that said Property is being offered without a Residential Property Condition Disclosure Statement as provided by the Tennessee Residential Property Disclosure Act. This transfer is excluded under Tenn. Code Ann. § 66-5-209(9) for the following reason(s): **This is a transfer involving the first sale of a dwelling and the Seller/Builder offers a written warranty.**

Pursuant to Tenn. Code Ann. § 66-5-211, to the extent that there are any impact fees or adequate facilities taxes paid to any city or county on the Property, the Seller shall include in the Home Purchase Agreement an addendum specifically disclosing the amount of such fees.

Pursuant to Tenn. Code Ann. § 66-5-212, Seller is required to disclose, in writing:

1. The presence of any known exterior injection well;
2. The results of any known percolation test or soil absorption rate performed on the Property that is determined or accepted by the department of environment and conservation;
3. Whether any single-family residence located on the Property has been moved from an existing foundation to another foundation; and
4. The presence of a known sinkhole on the Property.

To the extent Seller is aware of any of the foregoing, Seller has included in the Home Purchase Agreement an addendum specifically disclosing Seller's relevant knowledge.

In accordance with Tenn. Code Ann. § 66-5-213, Seller has disclosed in Section 20 of the Home Purchase Agreement whether the Property is located in a Planned Unit Development. Seller shall provide Purchaser with a copy of the development's restrictive covenants, homeowner bylaws and master deed upon Purchaser's request.

If the Property being purchased is a condominium, the transferee/buyer is hereby given notice that the transferee/buyer is entitled, upon request, to receive certain information regarding the administration of the condominium from the developer or the condominium association, as applicable, pursuant to Tennessee Code Annotated § 66-27-502.

THE UNDERSIGNED HEREBY ACKNOWLEDGE THEIR RECEIPT OF THIS NOTIFICATION.

PURCHASER:

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (Sep 26, 2025 08:08:36 PDT)

Sep 26, 2025

Buyer: Arrived Fund Manager, LLC — Date

SELLER:

D.R. Horton, Inc.

Robert Perry
Robert Perry (Sep 30, 2025 09:43:58 EDT)

Robert Perry
Officer

Sep 30, 2025

Date

D·R·HORTON America's Builder

EXHIBIT C
STAGES OF CONSTRUCTION

This Exhibit is attached and made part of the Home Purchase Agreement ("Agreement") by and between **D.R. Horton, Inc.**, as Seller, and **Arrived Fund Manager, LLC**, as Purchaser, for the purchase and sale of Lot **0001**, of **Powell Meadows** Subdivision (the "Property"). Any capitalized terms used in this Exhibit shall have the same meanings as ascribed to them in the Agreement. In the event of a conflict between this Exhibit and the Agreement, this Exhibit shall control. The parties hereby agree as follows:

1. STRUCTURAL FEATURES AND OPTIONS TO BE INCLUDED IN THE HOUSE MUST BE LISTED ON EXHIBIT A OR B AT THE TIME SELLER EXECUTES THE AGREEMENT. Structural features and options include, without limitation, the following: **plan elevation, floor plan options, foundation type (slab/basement), bedrooms, bathrooms, bonus rooms, media rooms, sunrooms, porches, garages, windows, exterior doors, and fireplaces**.

JT
JT
Initials Buyer

2. The parties hereby agree that the box checked below indicates the approximate stage of construction of the House as of 09/25/2025, according to the most recent report from Seller's superintendent. Purchaser may request changes only as stated below. **PURCHASER ACKNOWLEDGES THAT CONSTRUCTION OF THE HOUSE IS (OR SOON WILL BE) UNDERWAY AND THAT, AS CONSTRUCTION PROGRESSES, FURTHER OPTIONS WILL BE FORECLOSED AS STATED BELOW. PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER'S SOLE OBLIGATION TO TIMELY REQUEST ANY CHANGES.** Construction stages listed below are approximations and may vary from the actual construction process for the particular home.

Approximate Stage of Construction: M06 ☑

JT
JT
Initials Buyer

	Permit Planning Stage	Foundation Layout/Trench Stage	Foundation Poured Stage	Framing	Exterior Finish (Framing) Stage	Mechanicals Rough Stage	Insulation Drywall Stage	Quality Control Walk Performed
Milestones	00	01	02	03	04	05	06	12
Structural Options	NO	NO	NO	NO	NO	NO	NO	NO
Brick/Stone/Foundation	NO	NO	NO	NO	NO	NO	NO	NO
Framing Options	NO	NO	NO	NO	NO	NO	NO	NO
Plumbing Options	NO	NO	NO	NO	NO	NO	NO	NO
Cabinet Options/Bath Options	NO	NO	NO	NO	NO	NO	NO	NO
Exterior Color Selections	NO	NO	NO	NO	NO	NO	NO	NO
Gas Line/Gas Appliance	YES	YES	NO	NO	NO	NO	NO	NO
Gas Fireplace	YES	YES	NO	NO	NO	NO	NO	NO
Electrical Options	YES	YES	YES	NO	NO	NO	NO	NO
Flooring Selections	YES	YES	YES	NO	NO	NO	NO	NO
Microwave/Dishwasher/Electric Range (Gas range cut off is milestone 01)	YES	YES	YES	YES	YES	YES	NO	NO
Garage Door Motor/ Opener Option (2nd bay – 3 car plans only)	YES	YES	YES	YES	YES	YES	YES	YES
Blinds	YES	YES	YES	YES	YES	YES	YES	YES

Notwithstanding the foregoing, Seller may, in Seller's sole discretion, decline to permit any changes to the House after the Effective Date.

PURCHASER:

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (Sep 26, 2025 08:08:36 PDT)

Sep 26, 2025

Buyer: Arrived Fund Manager, LLC — Date

Shalee R Purin
Shalee R Purin (Sep 25, 2025 23:16:33 EDT)

Sep 25, 2025

Sales Rep: Shalee Renee Purin — Date

SELLER:
D.R. Horton, Inc.

Robert Perry
Robert Perry (Sep 30, 2025 09:43:58 EDT)

Sep 30, 2025

Robert Perry
Officer

Date

For Internal Purposes Only:

GENERAL INCENTIVE ADDENDUM

This General Incentive Addendum ("Addendum") is attached to and made a part of that Home Purchase Agreement between D.**R**. Horton, Inc., as Seller, and **Arrived Fund Manager, LLC**, as Purchaser, of even date herewith (the "Agreement"), regarding that parcel of real estate located in **BRADLEY** County, **TN**, briefly described as Lot **0001**, **Powell Meadows** Subdivision, and, together with all improvements thereon an rights and privileges appurtenant thereto, referred to in the Agreement as the "Property." Seller and Purchaser also agree as follows:

1. This Addendum, together with the Agreement and all addenda and amendments thereto, constitutes the entire agreement between Seller and Purchaser with regard to any cost incentives, allowances, adjustments, credits, discounts, rebates, or other builder concessions of any kind or amount (collectively, "**Incentives**") made, or to be made, by Seller in connection with the sale of the Property to Purchaser under the Agreement, and there are no agreements regarding such Incentives, whether written or unwritten, expressed or implied, between the parties except as set forth in this Addendum and the Agreement. This Addendum replaces and supersedes any previous General Incentive Addendum that details incentives granted to Purchaser for purchase of the Property.

2. In addition to any incentives Seller may offer in conjunction with Purchaser's use of a preferred lender, Seller hereby offers the following incentives to Purchaser upon successful close of this transaction. **The offer of these incentives is not conditioned on the Purchaser's use of any particular lender.**

   a. ***Options Incentive***. Purchaser shall be entitled to an incentive in the amount of up to $ **,** which amount may be applied by Purchaser as a credit to the costs owed to the Seller for any optional features, material upgrades, landscape improvements, or decorator items selected by Purchaser and included in the Purchase Price of the Property as set forth in the Agreement and as permitted by Seller pursuant to Addendum 2. No portion of this amount may be disbursed to Purchaser in cash or applied towards the base purchase price of the House.

   b. ***Finance Incentive***. Purchaser shall be entitled to an incentive in the amount of up to $ **,** which amount is to be applied towards Purchaser's payment of the closing costs incurred and payable by Purchaser at Closing. Such incentive shall be applied first to the following fees / costs to the extent applicable and in the following order: Temporary Buydowns (if applicable), Origination Charge, Origination Fee, Processing Fee, Upfront Unfinanced Mortgage Insurance (Conventional Financing Only), Discount Points (if applicable). If not fully utilized, any remaining finance incentive may be applied towards other usual and customary closing costs charged to Purchaser by other settlement service providers and towards the payment of HOA dues and prepaid taxes and insurance as allowable by the Purchaser's lender. No portion of this amount may be applied as a credit to, or in partial payment of, the Purchase Price of the Property or disbursed to the Purchaser. Any unused amount of the incentive described in this Section 2(b) **may not** be applied or added to the Options Incentive described in Section 2(a) above.

THE UNDERSIGNED ACKNOWLEDGE THAT EACH OF THEM HAS READ THIS GENERAL INCENTIVE AND CONCESSIONS ADDENDUM TO THE AGREEMENT AND AGREE TO THE TERMS, CONDITIONS AND LIMITATIONS CONTAINED HEREIN.

PURCHASER(S):		**SELLER:**	
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (Sep 26, 2025 08:08:36 PDT)	Sep 26, 2025	**D.R. Horton, Inc.** Robert Perry Robert Perry (Sep 30, 2025 09:43:58 EDT)	Sep 30, 2025
Buyer: Arrived Fund Manager, LLC	Date	Robert Perry Officer	Date

NOTICE OF SELLER'S BUSINESS AFFILIATIONS

TO: Arrived Fund Manager, LLC
[Homebuyer(s)]

PROPERTY: 4006 Wendell Road NE,
CLEVELAND, TN 37323

FROM: D.R. Horton, Inc.
[Seller]

DATE: September 25, 2025

This is to give you notice that the above referenced seller has a business relationship with:

DHI MORTGAGE COMPANY, LTD. LIMITED PARTNERSHIP
1431 Centerpoint Blvd. Suite 110
Knoxville, TN 37932

D.R. HORTON INSURANCE AGENCY INC.
1341 HORTON CIRCLE
ARLINGTON, TX 76011

DHI MORTGAGE COMPANY, LTD. LIMITED PARTNERSHIP
1210 Premier Drive, Suite 115
Chattanooga, TN 37421

The nature of this business relationship is that these companies are corporate affiliates, each being 100% wholly owned by, or by a subsidiary of, the same parent corporation. Because of this relationship, this referral may provide seller a financial or other benefit.

Set forth below is the estimated charge or range of charges by each company for settlement services listed. You are **NOT** required to use these companies as a condition of your purchase of the property from seller or as a condition of your application for, or settlement of, a mortgage loan on the property in connection with your purchase. THERE ARE FREQUENTLY OTHER SETTLEMENT SERVICE PROVIDERS AVAILABLE WITH SIMILAR SERVICES. YOU ARE FREE TO SHOP AROUND TO DETERMINE THAT YOU ARE RECEIVING THE BEST SERVICES AND THE BEST RATE FOR THESE SERVICES.

DHI MORTGAGE COMPANY, LTD. LIMITED PARTNERSHIP	
Service	**Charge**
Loan Origination Charge:	0% of Loan Amount plus $995.00
Loan Processing Fee:	$250.00
An additional 2% of the Loan Amount may apply for certain Affordable Housing Loan Programs	

Mortgage fees may vary depending upon whether the loan is originated or brokered by DHI Mortgage Company, Ltd. Title Insurance Company.

Note: If you apply with DHI Mortgage Company, Ltd. Limited Partnership, a Loan Estimate of all settlement charges will be provided to you by DHI Mortgage Company, Ltd. Limited Partnership at or within three business days after loan application.

You may be entitled to additional builder discounts/credits paid by the seller to purchase multiple settlement services as set forth in the Builder's Incentive and Concessions Addendum to your purchase contract.

D. R. HORTON INSURANCE AGENCY, INC.
D.R. HORTON INSURANCE AGENCY, INC. is a licensed insurance agent that offers policies of property insurance as agent for one or more insurance companies qualified to transact insurance business in the State of Georgia. You will be provided a separate proposal or quote of the terms and conditions of any policy of insurance offered by D.R. HORTON INSURANCE AGENCY, INC. in which you express an interest. For comparison purposes, the cost for a hazard insurance policy for a home valued at $300,000 with commonly selected coverage items and deductibles would range between: $639 and $2,150 per annum. The specific premium depends on various factors, including but not limited to, the value of the home, the location of the home, deductibles selected, and the amount of coverage selected. The quote will set out the estimated premium and other charges, or range of charges, by D.R. HORTON INSURANCE AGENCY, INC. for its insurance products or services.

ACKNOWLEDGMENT:
I/we have read this disclosure form and understand that seller is referring me/us to purchase the above-described settlement services from **DHI MORTGAGE COMPANY, LTD. LIMITED PARTNERSHIP** and **D.R. HORTON INSURANCE AGENCY, INC.** and may receive a financial or other benefit as the result of this referral.

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (Sep 26, 2025 08:08:36 PDT)

Sep 26, 2025

Buyer: Arrived Fund Manager, LLC Date

Project: **Powell Meadows**
Residential Lot/Unit No.: **0001**

INTEREST RATE ADDENDUM

BUYER:
Arrived Fund Manager, LLC
«BUYER-HOME-ADDRESS1»
Fayetteville, Arkansas 72701

SELLER:
D.R. Horton, Inc.
1210 Premier DriveSuite 130
Chattanooga, TN 37421

ESCROW COMPANY:
BLUEPRINT TITLE
TITLE, BLUEPRINT
401 Church Street#1200
NASHVILLE, TN 37219
[redacted]

DATE: September 25, 2025

This Interest Rate Addendum ("**Addendum**") is attached to and forms a part of the Purchase Agreement and Escrow Instructions ("**Purchase Agreement**"), executed between Buyer and Seller for the Property described in the Purchase Agreement. Any capitalized terms not otherwise defined herein shall have the meanings as set forth in the Purchase Agreement. If there is a conflict between the Purchase Agreement and the terms and provisions of this Addendum, the terms and provisions of this Addendum shall control.

1. **INTEREST RATE INCENTIVE PROMOTION THROUGH DHI MORTGAGE (THE "PROMOTION"):** This Promotion is offered by Seller through DHI Mortgage. Seller is NOT a lender, but has obtained commitment from DHI Mortgage to provide Seller's eligible customers with pre-purchased interest rates. The availability of the Promotion to Buyer is subject to the satisfaction of each of the following conditions: (i) Buyer chooses to use DHI Mortgage to finance the purchase of the Property; (ii) Buyer applies to DHI Mortgage for a mortgage loan to finance the purchase of the Property within the timeframe provided under the Purchase Agreement; (iii) Buyer's loan application is approved by DHI Mortgage, and DHI Mortgage actually funds the loan and finances the purchase of the Property; (iv) at the time Buyer locks in an interest rate with DHI Mortgage, the pre-purchased interest rate available to Buyer is below the interest rate otherwise available to Buyer through DHI Mortgage; and (v) Buyer closes on the purchase of the Property on or before the Closing Date established pursuant to the terms of the Purchase Agreement.

2. **ADDITIONAL ACKNOWLEDGEMENTS AND LIMITATIONS.** In addition, Buyer acknowledges and understands that: (i) Promotion funds are limited and the interest rate may change or not be available to Buyer at the time a mortgage loan commitment is issued if funds are exhausted; (ii) this is not an offer of any specific interest rate or a commitment to make a loan and only DHI Mortgage (not Seller) can offer a specific interest rate or issue a loan commitment under this Promotion; (iii) the interest rate offered by DHI Mortgage for the Promotion may be adjusted depending on Buyer's credit profile, loan to value ratio, certain property characteristics and/or Buyer's intention to occupy the Property as a primary residence; (iv) the Promotion may require the Buyer to pay discount points to receive the interest rate offered under the Promotion; and (v) Seller's cost associated with obtaining this Promotion rate will be considered an interested party contribution and may result in the Buyer being required to bring additional funds to closing.

3. **FINANCING QUESTIONS.** Buyer is to contact their DHI Mortgage loan originator for financing questions and/or details regarding this Promotion and other requirements and restrictions associated with financing.

4. **COUNTERPARTS.** This Addendum may be executed in counterparts, each of which when taken together, will constitute one fully executed original.

This Addendum has been made and executed as of the date set forth above, but will not be valid until executed by Seller's authorized officer of the company.

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (Sep 26, 2025 08:08:36 PDT)	Sep 26, 2025	**D.R. Horton, Inc.** Robert Perry Robert Perry (Sep 30, 2025 09:43:58 EDT)	Sep 30, 2025
Buyer: Arrived Fund Manager, LLC	Date	Robert Perry Officer	Date

Notice of Collection and Sharing of Personal Information

This Notice of Collection and Sharing of Personal Information describes the Personal Information we collect, how we use it, and with whom we share it. Personal Information is any information from or about an identified or identifiable person and does not include aggregate or anonymous information. We collect Personal Information from our customers, prospective customers, and vendors. You can learn more about privacy, how we protect your Personal Information and your privacy choices in our Privacy Policy, available at www.drhorton.com/privacy-policy.

Personal Information We Receive and How We Use It:

When you interact with us, such as by purchasing a home, we collect the following Personal Information and use it for the following purposes:

- **Contact Information**: We collect contact information such as your name, address, email address, and phone number. We use this Personal Information to: (1) complete transactions into which you have entered, such as completing your home sale, installing equipment or fulfilling the terms of your home warranty; (2) communicate with you, or permit third parties to communicate with you, including about products and services that may be of interest to you; (3) improve our products and services; and (4) comply with applicable law. At times, we may share this Personal Information with our third-party service providers, affiliates, or other third parties to fulfill these purposes.
- **Legally Protected Characteristics and Sensitive Personal Information**: Depending on the nature of our interaction with you, we may collect certain Personal Information related to legally protected characteristics, such as your age or disability. We maintain this information to comply with certain legal obligations or complete transactions you have requested. Some of this information also may be considered sensitive Personal Information under applicable law. We use sensitive Personal Information only to comply with certain legal obligations or complete transactions you have requested. At times, we may share this Personal Information with our third-party service providers, our affiliates, or other third parties to fulfill these purposes.
- **Professional, Educational or Employment-Related Information**: We may collect certain professional, educational or employment-related information about you, as part of our transactions with you. We only use this information for the specific purposes described when it is collected or as required by law. At times, we may share this information with our third-party service providers, our affiliates, or other third parties to fulfill these purposes.

Your Privacy Choices:

Depending on where you live, your privacy choices may include the rights to request that we do not sell or share your Personal Information, do not use your Personal Information for targeted advertising, delete your Personal Information, correct your Personal Information, access certain Personal Information, and obtain your Personal Information in a portable format. For more information on your privacy choices and how to exercise them, please visit https://www.drhorton.com/your-privacy-choices.

Retention of Personal Information:

We retain Personal Information for as long as it is reasonably needed to fulfill the above-mentioned purposes and will not further process the data in a way that is incompatible with these purposes.

BUYER(S):

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (Sep 26, 2025 08:08:36 PDT)

Sep 26, 2025

Buyer: Arrived Fund Manager, LLC Date

PHOTO/VIDEO RELEASE

By executing below, I hereby irrevocably consent to use by D.R. Horton, Inc., its parents, subsidiaries, affiliates, licensees, successors and assigns (collectively, "DRH"), and grant to DRH a royalty-free, perpetual, exclusive license, throughout the world, to use photographs and video taken by DRH or its photographer or video cameraman, or provided by me to DRH or any of its agents, of me, my minor children (if applicable), and of the interior and exterior of my home located at **4006 Wendell Road NE, CLEVELAND, TN 37323** (collectively, and including any and all audio recorded in the video, the "Images"), in whole or in part, including derivatives, in any media whatsoever, for DRH's promotional and/or commercial uses, and agree that DRH shall have the unrestricted right to use the Images. I further agree and acknowledge that I have not been and will not be compensated for DRH's use of the Images.

I am of full legal age, have read and understand this release, and acknowledge that it shall be binding upon me and my heirs, assigns and legal representatives.

Arrived Fund Manager, LLC Sep 26, 2025 *Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns* Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (Sep 26, 2025 08:08:36 PDT) **Buyer:** Arrived Fund Manager, LLC Date 1 West Mountain Street Fayetteville, Arkansas 72701 US	09/25/2025

Addendum

RADON PASSIVE SYSTEM ADDENDUM

This Radon Passive System Addendum (this "Addendum") is attached to and made a part of that certain Home Purchase Agreement (the "Agreement") between **D.R. Horton, Inc.** ("Seller"), and **Arrived Fund Manager, LLC** ("Purchaser") regarding that parcel of land located in Bradley County, Tennessee, briefly described as 0001 (the "Property" or "Lot") of **Powell Meadows** (the "Subdivision"). Capitalized terms not defined herein shall have the meaning assigned to them in the Agreement. Notwithstanding any other provision of the Agreement, Seller and Purchaser agree as follows:

1. In the event of a conflict between the terms and provisions of this Addendum and any other terms and provisions of the Agreement, this Addendum shall control as to all matters addressed within this Addendum.

2. Seller has disclosed to Purchaser and Purchaser understands and acknowledges the following regarding the Property and the Subdivision (the "Disclosed Matters"):

   a. **RADON GAS: RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE RECOMMENDED ACTION LEVELS HAVE BEEN FOUND IN BUILDINGS IN BRADLEY COUNTY, TENNESSEE.**

   b. The applicable governing authorities have determined that the Property is located in an area that has experienced, or in the future may experience, elevated levels of radon based on the local geology, radon tests in the area, and other factors.

   c. **SELLER IS NOT RESPONSIBLE FOR ANY RADON GAS OR RELATED SUBSTANCES THAT MAY BE ON OR NEAR THE SUBDIVISION OR THE PROPERTY OR IN THE HOME ON THE PROPERTY AFTER IT IS CONSTRUCTED.**

   d. Seller is building the home on the Property to include a Passive Radon Vent System (the "System"). Purchaser should not perform any construction or repairs or take any other action that will modify, impair or interfere with the System and/or its operation. Purchaser should satisfy itself as to any restrictions and obligations that may apply regarding the System. **SELLER CANNOT GUARANTEE THAT RADON WILL NOT ENTER THE HOME WITH THE SYSTEM, OR ANY RADON-REDUCTION SYSTEM. SELLER IS PROVIDING NO WARRANTY WHATSOEVER WITH RESPECT TO THE SYSTEM.**

   e. Additional information about radon can be found by: (i) visiting the website for the U.S. Environmental Protection Agency (the "EPA") at http://www.epa.gov/radon/ or calling the EPA at 1 (800) 557-2366; (ii) visiting the website for the Tennessee Department of Health (the "TDH"), at https://www.tn.gov/health/cedep/environmental/healthy-homes/hh/radon.html or calling the TDH at (615) 741-7247; and/or (iii) visiting the website of the Tennessee Department of Environment and Conservation (the "TDEC") at https://www.tn.gov/environment/program-areas/opsp-policy-and-sustainable-practices/community-programs-and-services/radon.html or calling the TDEC's Tennessee Radon Program at (615) 785-3289.

3. Except as stated in this Addendum, Seller, its parent, subsidiaries and affiliates, and each of their respective officers, directors, employees, agents, heirs, personal representatives, successors, and assigns (the "Seller Parties"), have not made and do not make any warranties, representations, promises or statements of any kind, whether written or oral, express or implied, with regard to the Subdivision, the Property or the home located on the Property concerning (a) the presence or absence of radon gas: (i) in the soils beneath or adjacent to the Property; or (ii) in or near the home on the Property prior to, on or after closing; (b) environmental conditions at or emanating from the Property; or (c) existing or potential environmental effects associated with any of the same or from any other radon sources not specifically identified herein. The Seller Parties make no representation or warranty of any kind, express or implied, regarding the effectiveness of any architectural or engineering activities for reducing the presence of radon.

4. THE DISCLOSED MATTERS MAY ADVERSELY AFFECT (I) THE VALUE OF THE PROPERTY OR THE HOME ON THE PROPERTY, AND/OR (II) THE USE, ENJOYMENT AND/OR OWNERSHIP OF THE PROPERTY OR THE HOME ON THE PROPERTY BY THE PURCHASER AND/OR PURCHASER'S HEIRS, SUCCESSORS, INVITEES, LICENSEES, ASSIGNS, AND LEGAL

REPRESENTATIVES (THE "PURCHASER PARTIES").

5. Purchaser acknowledges that this Addendum: (i) is not intended to, and does not, constitute a full disclosure of all conditions that might affect the Subdivision, the Property or the home on the Property; and (ii) does not relieve Purchaser from its obligations to investigate the Subdivision, the Property or the home on the Property to satisfy itself that the Subdivision and the Property are satisfactory to Purchaser. In addition, Purchaser acknowledges that the Seller Parties have no duty to update, and will not update, this Addendum or the information contained in this Addendum (including, without limitation, any references to the websites or telephone numbers set forth in Paragraph 2.e. above).

6. THE PURCHASER PARTIES HEREBY RELEASE THE SELLER PARTIES FROM ANY AND ALL CLAIMS, DEMANDS, LOSSES, COSTS, INJURIES, OR DAMAGES, KNOWN OR UNKNOWN, THAT THE PURCHASER PARTIES MAY HAVE, AT ANY TIME, THAT ARE IN ANY WAY RELATED TO, CONNECTED WITH, OR THAT ARISE OUT OF, DIRECTLY OR INDIRECTLY, THE DISCLOSED MATTERS OR THEIR EFFECTS, PRESENT OR FUTURE, ON THE HEALTH OR SAFETY OF THE PURCHASER PARTIES OR ANY OTHER AREAS WITHIN OR AROUND THE PROPERTY. IT IS THE SPECIFIC INTENT OF THE PURCHASER PARTIES TO FULLY RELEASE AND DISCHARGE EACH AND ALL OF THE SELLER PARTIES FROM ANY AND ALL LIABILITY RELATED TO THE DISCLOSED MATTERS.

IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ, REVIEWED AND UNDERSTOOD THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATE SHOWN BELOW.

Arrived Fund Manager, LLC

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (Sep 26, 2025 08:08:36 PDT)

Sep 26, 2025

Buyer: Arrived Fund Manager, LLC

Date

Privacy Notice

For more information on our collection, sharing, and other processing of personal information, please visit the D.R. Horton Privacy Policy available on www.drhorton.com. You agree to our processing of your personal information consistent with our Privacy Policy.

BUYER(S):

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns | Sep 26, 2025

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (Sep 26, 2025 08:08:36 PDT)

Buyer: Arrived Fund Manager, LLC | Date

D.R. Horton Smart Home Disclosure

Congratulations on your new D.R. Horton Smart Home! Your new home is equipped with technology that includes some or all of the following Internet-connected devices: a programmable thermostat; a door lock; a light switch; a touchscreen smart home control device; home security devices such as door and window contacts and motion detectors; a video doorbell; a garage door opener; and a smart speaker (collectively, "**Smart Home Technology**"), all of which are integrated by an automation platform hosted by Alarm.com. Other Smart Home Technology features may be offered for an additional charge. See your D.R. Horton sales representative for complete details on the Smart Home Technology included in your home.

Some or all of the Smart Home Technology may be installed ***after closing***, by a third-party installer or manufacturer ("**Provider**"). At that time, the Provider may activate certain components of the Smart Home Technology, provide training to you on how to use the Smart Home Technology, and provide information to you regarding additional services or products available for purchase.

The Alarm.com home automation-only application (the "**App**") is included at no charge to you for 36 months following the close of escrow on your home. Thereafter, the App may be purchased directly from the Provider for a monthly fee or, if you have contracted with the Provider for security monitoring services, the App is included with such security-monitoring services.

In order to install and activate the Smart Home Technology and to provide you with training on how to use the Smart Home Technology and information regarding additional services or products available for purchase, D.R. Horton will provide your contact information to the Provider so the Provider can get in touch with you via telephone, email or U.S. mail to schedule an appointment. For the Smart Home Technology to work, you must obtain and pay for your own Internet service, and you may need to purchase compatible devices and maintain accounts with third parties for the services. The Provider will discuss these requirements with you prior to the appointment to ensure the installation and activation goes smoothly. D.R. Horton may receive compensation from the Provider if you purchase additional services or products from the Provider.

IMPORTANT INSTALLATION DEADLINE: You have *120 days* from the date you close escrow on your home (the "**Deadline**") to schedule an appointment with the Provider. If you schedule an appointment with the Provider after the Deadline, you will be required to pay the Provider's then-current labor and equipment costs to install and activate certain components of the Smart Home Technology and to train you on how to use the Smart Home Technology.

PRIVACY DISCLOSURE: In connection with your purchase of a home from D.R. Horton, we will collect certain personal information from you. To learn more about the categories of personal information we collect, and how we may use or share that personal information, please view our Privacy Policy on our website at www.drhorton.com, as it may change from time to time.

COLLECTION OF INFORMATION BY DEVICES: The Smart Home Technology may collect information about you and your use of the device. This information is collected, used and analyzed by the third-party providers of the devices and the Alarm.com automation platform. Use of such information is governed by the terms, conditions, policies and practices of such third-party providers only. D.R. Horton recommends that you carefully review your agreements with, and other terms and conditions published by, these third-party providers, as well as additional information about the Smart Home Technology by visiting www.drhorton.com/smart-home. D.R. Horton does not collect any information from these devices about you or your use of the devices.

I acknowledge and agree that D.R. Horton does not make any representations or warranties that any or all of the Smart Home Technology is secure, will meet any of my needs or will provide any level of physical or cyber security for my home or otherwise – even if the Smart Home Technology is working as intended.

Cell Phone #: 6153640948   Work Phone #: Home Phone #:

Email Address (primary): acquisitions@arrived.com   Email Address (secondary):

My New Home – Address /Direct Mail: 4006 Wendell Road NE, CLEVELAND, TN 37323
Community/Subdivision Name:

Projected Closing Date: 09/25/2026

BUYER(S):

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns   Sep 26, 2025
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (Sep 26, 2025 08:08:36 PDT)

Buyer: Arrived Fund Manager, LLC   Date

Purchase Agreement for Property at 4006 Wendell Road NE, CLEVELAND, TN

Final Audit Report 2025-09-30

Created:	2025-09-26
By:	D.R. Horton (noreply-esign@drhorton.com)
Status:	Signed
Transaction ID:	CBJCHBCAABAAO-VaESR95pZDW8-kuqq5Bb9R652EeXFI
Number of Documents:	1
Document page count:	44
Number of supporting files:	0
Supporting files page count:	0

"Purchase Agreement for Property at 4006 Wendell Road NE, C LEVELAND, TN" History

Document created by D.R. Horton (noreply-esign@drhorton.com)
2025-09-26 - 3:14:25 AM GMT

Document emailed to Shalee R Purin ([redacted] for signature
2025-09-26 - 3:14:35 AM GMT

Document emailed to Arrived Fund Manager, LLC (acquisitions@arrived.com) for signature
2025-09-26 - 3:14:35 AM GMT

Document emailed to Susanne Flynn ([redacted] for signature
2025-09-26 - 3:14:35 AM GMT

Document emailed to Any Signer (noreply-edocs@drhorton.com) for signature
2025-09-26 - 3:14:36 AM GMT

Agreement viewed by Shalee R Purin ([redacted]
Agreement hosted by D.R. Horton (noreply-esign@drhorton.com)
2025-09-26 - 3:14:52 AM GMT

Document e-signed by Shalee R Purin ([redacted]
Signing Link is created by D.R. Horton (noreply-esign@drhorton.com)
Signature Date: 2025-09-26 - 3:16:33 AM GMT - Time Source: server

Email viewed by Susanne Flynn [redacted]
2025-09-26 - 1:40:24 PM GMT

Agreement viewed by Susanne Flynn [redacted]
2025-09-26 - 1:40:25 PM GMT

Document e-signed by Susanne Flynn [redacted]
Signature Date: 2025-09-26 - 1:40:41 PM GMT - Time Source: server

Email viewed by Arrived Fund Manager, LLC (acquisitions@arrived.com)
2025-09-26 - 3:06:14 PM GMT

Agreement viewed by Arrived Fund Manager, LLC (acquisitions@arrived.com)
2025-09-26 - 3:06:14 PM GMT

Signer Arrived Fund Manager, LLC (acquisitions@arrived.com) entered name at signing as Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns
2025-09-26 - 3:08:34 PM GMT

Document e-signed by Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (acquisitions@arrived.com)
Signature Date: 2025-09-26 - 3:08:36 PM GMT - Time Source: server

D.R. Horton (noreply-esign@drhorton.com) replaced signer Any Signer (noreply-edocs@drhorton.com) with Robert Perry [redacted]
2025-09-30 - 1:42:57 PM GMT

Document emailed to Robert Perry [redacted] for signature
2025-09-30 - 1:42:59 PM GMT

Agreement viewed by Robert Perry [redacted]
Agreement hosted by D.R. Horton (noreply-esign@drhorton.com)
2025-09-30 - 1:43:08 PM GMT

Document e-signed by Robert Perry [redacted]
Signing Link is created by D.R. Horton (noreply-esign@drhorton.com)
Signature Date: 2025-09-30 - 1:43:59 PM GMT - Time Source: server

Agreement completed.
2025-09-30 - 1:43:59 PM GMT

AMENDMENT TO HOME PURCHASE AGREEMENT

This Amendment to Home Purchase Agreement (this "Amendment") is made as of **09/26/2025**, by and between **Arrived Fund Manager, LLC** (collectively, "Purchaser") and **D.R. Horton, Inc.** ("Seller"). Purchaser and Seller state and acknowledge as follows:

A. The parties previously entered into a Home Purchase Agreement with an Effective Date of **09/25/2025**. The Home Purchase Agreement:

○ has been previously amended. The Home Purchase Agreement, as previously amended by all written amendments executed by both Purchaser and Seller, is hereinafter referred to as the "Agreement."

⦿ has not been previously amended, and is hereinafter referred to as the "Agreement."

B. The parties now desire to amend the Agreement as provided below.

THEREFORE, in consideration of the reciprocal covenants stated herein, Purchaser and Seller agree as follows:

1. All capitalized terms defined in the Agreement shall have the same meaning when used in this Amendment.

Wire #403109

2. Except as amended herein, all terms and provisions of the Agreement remain unmodified. As amended herein, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, Purchaser and Seller have executed this Amendment as of the date first stated above.

PURCHASER:

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (Sep 26, 2025 14:42:34 PDT)

Sep 26, 2025

Buyer: Arrived Fund Manager, LLC Date

SELLER:
D.R. Horton, Inc.

Robert Perry
Robert Perry (Sep 28, 2025 17:43:14 EDT)

Sep 28, 2025

Robert Perry
Officer

Date

For Internal Purposes Only
Seller's Sales Representative:

Shalee R Purin
Shalee R Purin (Sep 26, 2025 17:29:39 EDT)

Sep 26, 2025

Sales Rep: Shalee Renee Purin Date

D·R·HORTON®
America's Builder

Change Order 1

ADDENDUM TO CONTRACT BETWEEN Arrived Fund Manager, LLC, Buyer And D.R. Horton, Inc., Seller

Date: 9/26/2025
Change Order Type: Construction
Change Order Created By: DRHI\SRPurin
Change Order Created Date: 9/26/2025 4:28:00 PM
Change Order Status: Submitted
Change Order Approved By: Creator

Community: Powell Meadows **Section/Phase:**
Plan/Elevation/Series: 1991/K/R
Plan/Elevation Name: Belhaven
Lot Swing: R - **Job:** 596230001
Lot: 0001 **Block:**
Lot Address:
4006 Wendell Road NE
CLEVELAND, TN 37323

Payment Changes:		Tracking#	Amount
Added 9/26/2025 4:28:00 PM	**Wire Transfer** **Notes:** adding correct wire number to contract	**1727056**	**15000.00**

Price Summary:	Amount
Adjusted Base Price	**$286,010.00**
Adjusted Lot Premium	**$5,000.00**
Total Option Price	**$8,990.00**
Current Selling Price	**$300,000.00**
Total Net Change	**$ 0.00**

APPRAISED VALUE (Applicable to VA and FHA Loans Only). It is expressly agreed that notwithstanding any other provisions of this contract, the purchaser shall not be obligated to complete the purchase of the property described herein or to incur any penalty by forfeiture of earnest money deposits or otherwise, unless the purchaser has been given, in accordance with HUD/FHA or VA requirements, a written statement by the Federal Housing Commissioner, Department of Veterans Affairs, or a Direct Endorsement lender setting forth the appraised value of the property of not less than $300,000.00. The purchaser shall have the privilege and option of proceeding with consummation of the contract without regard to the amount of the appraised valuation. The appraised valuation is arrived at to determine the maximum mortgage the Department of Housing and Urban Development or the VA, as applicable, will insure. HUD/VA, as applicable, does not warrant the value or condition of the property. The purchaser should satisfy himself/herself that the price and condition of the property are acceptable.

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (Sep 26, 2025 14:42:34 PDT) — Sep 26, 2025

Buyer: Arrived Fund Manager, LLC — Date

Shalee R Purin
Shalee R Purin (Sep 26, 2025 17:29:39 EDT) — Sep 26, 2025

Sales Rep: Shalee Renee Purin — Date

SELLER'S ACCEPTANCE:
D.R. Horton, Inc.

Robert Perry
Robert Perry (Sep 28, 2025 17:43:14 EDT) — Sep 28, 2025
Robert Perry
Officer — Date

Purchase Agreement for Property at 4006 Wendell Road NE, CLEVELAND, TN

Final Audit Report 2025-09-28

Created:	2025-09-26
By:	D.R. Horton (noreply-esign@drhorton.com)
Status:	Signed
Transaction ID:	CBJCHBCAABAANdirfrWaQOYJLchsGxtQfgkPe0djwORv
Number of Documents:	1
Document page count:	2
Number of supporting files:	0
Supporting files page count:	0

"Purchase Agreement for Property at 4006 Wendell Road NE, C LEVELAND, TN" History

Document created by D.R. Horton (noreply-esign@drhorton.com)
2025-09-26 - 9:29:00 PM GMT

Document emailed to Shalee R Purin ([redacted] for signature
2025-09-26 - 9:29:04 PM GMT

Document emailed to Arrived Fund Manager, LLC (acquisitions@arrived.com) for signature
2025-09-26 - 9:29:04 PM GMT

Document emailed to Any Signer (noreply-edocs@drhorton.com) for signature
2025-09-26 - 9:29:04 PM GMT

Agreement viewed by Shalee R Purin ([redacted]
Agreement hosted by D.R. Horton (noreply-esign@drhorton.com)
2025-09-26 - 9:29:17 PM GMT

Document e-signed by Shalee R Purin ([redacted]
Signing Link is created by D.R. Horton (noreply-esign@drhorton.com)
Signature Date: 2025-09-26 - 9:29:39 PM GMT - Time Source: server

Email viewed by Arrived Fund Manager, LLC (acquisitions@arrived.com)
2025-09-26 - 9:42:00 PM GMT

Agreement viewed by Arrived Fund Manager, LLC (acquisitions@arrived.com)

2025-09-26 - 9:42:01 PM GMT

Signer Arrived Fund Manager, LLC (acquisitions@arrived.com) entered name at signing as Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns

2025-09-26 - 9:42:32 PM GMT

Document e-signed by Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (acquisitions@arrived.com)

Signature Date: 2025-09-26 - 9:42:34 PM GMT - Time Source: server

D.R. Horton (noreply-esign@drhorton.com) replaced signer Any Signer (noreply-edocs@drhorton.com) with Robert Perry ([redacted]

2025-09-28 - 9:42:51 PM GMT

Document emailed to Robert Perry ([redacted] for signature

2025-09-28 - 9:42:52 PM GMT

Agreement viewed by Robert Perry ([redacted]

Agreement hosted by D.R. Horton (noreply-esign@drhorton.com)

2025-09-28 - 9:43:00 PM GMT

Document e-signed by Robert Perry ([redacted]

Signing Link is created by D.R. Horton (noreply-esign@drhorton.com)

Signature Date: 2025-09-28 - 9:43:15 PM GMT - Time Source: server

Agreement completed.

2025-09-28 - 9:43:15 PM GMT